                           PREFERRED STOCK AND WARRANT

                             SUBSCRIPTION AGREEMENT

                                   dated as of

                                November 26, 1999

                                      among

                         MANUFACTURERS' SERVICES LIMITED

                                       and

                             THE BUYERS NAMED HEREIN

                        relating to the purchase and sale

                                       of

                                 Preferred Stock

                                       and

                                    Warrants

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01. Definitions ...................................................  1

                                    ARTICLE 2
                                PURCHASE AND SALE

SECTION 2.01. Purchase and Sale .............................................  6
SECTION 2.02. Closing .......................................................  6

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION 3.01. Corporate Existence and Power .................................  7
SECTION 3.02. Corporate Authorization .......................................  7
SECTION 3.03. Governmental Authorization ....................................  7
SECTION 3.04. Noncontravention ..............................................  7
SECTION 3.05. Capitalization and Voting Rights of the Seller ................  8
SECTION 3.06. Valid Issuance of Securities ..................................  8
SECTION 3.07. Subsidiaries ..................................................  9
SECTION 3.08. Financial Statements ..........................................  9
SECTION 3.09. Absence of Certain Changes .................................... 10
SECTION 3.10. No Undisclosed Material Liabilities ........................... 11
SECTION 3.11. Material Contracts ............................................ 12
SECTION 3.12. Compliance with Laws and Court Orders; No Defaults ............ 13
SECTION 3.13. Litigation .................................................... 14
SECTION 3.14. Properties .................................................... 14
SECTION 3.15. Insurance Coverage ............................................ 15
SECTION 3.16. Licenses and Permits .......................................... 16
SECTION 3.17. Due Diligence Documents; Disclosure ........................... 16
SECTION 3.18. Finders' Fees ................................................. 16
SECTION 3.19. Labor Matters ................................................. 16
SECTION 3.20. Inventories ................................................... 17
SECTION 3.21. Receivables ................................................... 17
SECTION 3.22. Environmental Matters ......................................... 17

                                                                            PAGE
                                                                            ----

SECTION 3.23. Employee Benefit Plans ........................................ 18
SECTION 3.24. Seller's Taxes ................................................ 19
SECTION 3.25. Certain Interests ............................................. 20

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF BUYERS

SECTION 4.01. Existence and Power ........................................... 21
SECTION 4.02. Authorization ................................................. 21
SECTION 4.03. Governmental Authorization .................................... 21
SECTION 4.04. Purchase for Investment ....................................... 22
SECTION 4.05. Private Placement ............................................. 22
SECTION 4.06. Litigation .................................................... 22
SECTION 4.07. Brokers or Finders' Fees ...................................... 22

                                    ARTICLE 5
                              CONDITIONS TO CLOSING

SECTION 5.01. Conditions to Obligations of Each Buyer and the Seller ........ 22
SECTION 5.02. Conditions to Obligation of Each Buyer ........................ 23
SECTION 5.03. Conditions to Obligation of the Seller ........................ 24

                                    ARTICLE 6
                            SURVIVAL; INDEMNIFICATION

SECTION 6.01. Survival ...................................................... 25
SECTION 6.02. Indemnification ............................................... 25
SECTION 6.03. Exclusivity ................................................... 25

                                    ARTICLE 7
                                   TERMINATION

SECTION 7.01. Grounds for Termination ....................................... 26
SECTION 7.02. Effect of Termination ......................................... 26

                                    ARTICLE 8
                                  MISCELLANEOUS

SECTION 8.01. Notices ....................................................... 27
SECTION 8.02. Amendments and Waivers ........................................ 28
SECTION 8.03. Expenses; Other Payments ...................................... 28

SECTION 8 04. Successors and Assigns ........................................ 28
SECTION 8 05. Governing Law ................................................. 29
SECTION 8.06. Jurisdiction .................................................. 29
SECTION 8.07. Waiver Of Jury Trial .......................................... 29
SECTION 8.08. Counterparts; Third Party Beneficiaries ....................... 29
SECTION 8.09. Entire Agreement .............................................. 29
SECTION 8.10. Captions ...................................................... 30
SECTION 8.11. Severability .................................................. 30
SECTION 8.12. Interpretation ................................................ 30

Schedule A         Schedule of Investors
Exhibit A          Form of Certificate of Designation for the Preferred Stock
Exhibit B          Form of Warrant
Exhibit C          Form of Amendment to Stockholders Agreement

Schedule 3.07(a)   Subsidiaries of Manufacturers' Services Limited
Schedule 3.07(b)   Ownership of Subsidiaries
Schedule 3.09      Certain Changes
Schedule 3.10      Liabilities of Manufacturers' Services Limited
Schedule 3.11      Material Contracts
Schedule 3.13      Litigation

                           PREFERRED STOCK AND WARRANT
                             SUBSCRIPTION AGREEMENT

      AGREEMENT dated as of November 26, 1999 among Manufacturers' Services Limited, a Delaware corporation (the "Seller"), DLJ Investment Partners II, L.P., a Delaware limited partnership, DLJ Investment Funding II, Inc., a Delaware corporation, DLJ ESC II L.P., a Delaware limited partnership, and DLJ Investment Partners, L.P., a Delaware limited partnership (each a "Buyer" and collectively the "Buyers").

                              W I T N E S S E T H:

      WHEREAS, Manufacturers' Services Salt Lake City Operations, Inc., a wholly-owned subsidiary of Seller ("MSSLC"), has agreed to acquire (the "Asset Purchase") certain assets from 3Com Corporation ("3Com") on the terms and conditions set forth in the Asset Purchase Agreement, dated as of November 19, 1999 by and among 3Com, the Seller and MSSLC (the "Purchase Agreement");

      WHEREAS, to finance in part the payment of the consideration payable by the Seller in the Asset Purchase, the Seller intends to issue shares of preferred stock, par value $.001 per share (the "Preferred Stock"), and to issue warrants (the "Warrants" and, together with the Preferred Stock, the "Securities") to purchase Common Stock, par value $.001 per share, of the Seller (the "Common Stock").

      WHEREAS, the Seller desires to issue and sell the relevant Securities to each of the Buyers, and each of the Buyers desires to purchase the relevant Securities from the Seller, upon the terms and subject to the conditions hereinafter set forth;

      The parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

For purposes hereof, the term "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contact, or otherwise.

      "Benefit Arrangement" means any employment, severance or similar contract, arrangement or policy, or any plan or arrangement (whether or not written) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan, (ii) is entered into or maintained, as the case may be, by the Seller or any of its Affiliates and
(iii) covers any current or former employee of the Seller or any of its Subsidiaries.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any regulations promulgated thereunder.

      "Closing Date" means the date of the Closing.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Credit Agreement" means the Credit Agreement dated as of August 21, 1998 by and among the Seller, MSL Overseas Finance, B.V., the financial institutions party thereto as Lenders, Bank of America, N.A., as Administrative Agent, Collateral Agent and Issuing Lender, Bank of America International Limited, as Sub-Agent, and DLJ Capital Funding, Inc., as Syndication Agent, as amended to date and from time to time.

      "Credit Agreement Amendment" means the Second Amendment to Credit Agreement and Consent dated as of November 23, 1999 by and among the Seller and the other parties to the Credit Agreement.

      "Employee Plan" means, with respect to the Seller, any "employee benefit plan", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by the Seller or any of its Affiliates and (iii) covers any employee or any former employee of the Seller or any of its Subsidiaries.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, treaties, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, and the rules and regulations promulgated thereunder.

      "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

      "Escrow Agent" means Snoga, Inc., a Delaware corporation.

      "Escrow Agreement" means the Escrow Agreement of even date herewith among the Seller, the Buyers and the Escrow Agent.

      "Hazardous Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, and any substance regulated under Environmental Laws.

      "Intellectual Property Right" means any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

      "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such property or asset.

      "Multiemployer Plan" means each Employee Plan that is a multiemployer Plan as defined in Section 3(37) of ERISA.

      "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Seller Group" means (i) with respect to federal Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which the Seller or any Subsidiary is a member, and (ii) with respect to state and local taxes, the consolidated, combined, unitary or similar group of which the Seller or any Subsidiary is a member.

      "Stockholders Agreement" means the Stockholders Agreement dated as of January 20, 1995 by and among DLJ Merchant Banking Partners, L.P., DLJ International Partners, CV., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., Kevin C. Melia, the Seller and the other parties thereto, as amended from time to time.

      "Stockholders Agreement Amendment" means the amendment to the Stockholders Agreement in the form attached as Exhibit C.

      "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, after giving effect to the Asset Purchase, directly or indirectly owned by the Seller.

      "Tax" (and with correlative meaning, "Taxes") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) liability of the Seller or any of its Subsidiaries for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of the Seller or any of its Subsidiaries for payment of such amounts was determined or taken into account with reference to the liability of any other person for any Pre-Closing Tax Period and (iii) liability of the Seller or any of its Subsidiaries for the payments of any amounts as a result of being parry to any tax sharing agreement (including, without limitation, the Tax Sharing Agreement) or with respect to the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

      "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes).

      "Title IV Plan" means an Employee Plan, other than any Multiemployer Plan, subject to Title IV of ERISA.

      "Transaction Documents" means this Agreement, the Purchase Agreement, the Credit Agreement Amendment, the Stockholders Agreement Amendment, the Escrow Agreement and the Warrants.

      (b) Each of the following terms is defined in the Section set forth opposite such term:

         Term                                               Section

         Asset Purchase                                     Recitals
         Balance Sheet Date                                  3.08(a)
         Balance Sheet                                       3.10(a)
         Closing                                             2.02
         Common Stock                                       Recitals
         Damages                                             6.02
         Environmental Matters                               3.22
         Interim Date                                        3.08(b)
         Material Adverse Effect                             3.09(a)(i)
         Permits                                             3.16
         Preferred Stock                                    Recitals
         Pre-Closing Tax Period                              3.24(a)
         Purchase Agreement                       .         Recitals
         Purchase Price                                      2.01
         Returns                                             3.24(a)
         Securities                                         Recitals
         Seller Securities                                   3.05(c)

          Term                                               Section

          Subsidiary Securities                               3.07(b)
          Transactions                                        3.17
          USRPHC                                              3.24(a)
          Warrants                                           Recitals
          3Com                                               Recitals

                                    ARTICLE 2

                                PURCHASE AND SALE

      SECTION 2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, the Seller agrees to issue and sell to each Buyer and each Buyer agrees, severally and not jointly, to purchase from the Seller the Securities set forth opposite such Buyer's name on Schedule A hereto at the Closing. The purchase price for the Securities (the "Purchase Price") is the amount in cash specified on Schedule A hereto. The Purchase Price shall be paid as provided in Section 2.02.

      SECTION 2.02. Closing. The closing (the "Closing") of the purchase and sale of the Securities hereunder shall take place at the offices of Davis Polk & Wardwell in New York, New York, concurrently with the execution of this Agreement, or at such other time or place as Buyers and the Seller may agree. At the Closing:

      (a) Each Buyer shall deliver to the Seller, in immediately available funds, Buyer's amount of the aggregate Purchase Price set forth opposite such Buyer's name on Schedule A hereto, by wire transfer (or other means acceptable to Seller) to an account of the Seller with a bank in New York City designated by Seller, by notice to such Buyer.

      (b) The Seller shall deliver, or cause to be delivered, (i) to each Buyer certificates, or other appropriate documentation, for the shares of Preferred Stock and for certain of the Warrants to be purchased by such Buyer, duly registered in the name of such Buyer and (ii) to the Escrow Agent for release to the applicable Buyer upon satisfaction of the conditions set forth in the Escrow Agreement, certificates, or other appropriate documentation, for the remaining Warrants, duly registered in the name of the applicable Buyer.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller represents and warrants to each Buyer as of the date hereof and as of the Closing Date that:

      SECTION 3.01. Corporate Existence and Power. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and as proposed to be conducted.

      SECTION 3.02. Corporate Authorization. The execution, delivery and performance by the Seller of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including the issuance and sale of the Securities by the Seller) are within its powers, and have been duly authorized by all necessary corporate action. Each of the relevant Transaction Documents constitutes, or when executed will constitute, a valid and binding agreement of the Seller, enforceable against it in accordance with its respective terms, except (i) as limited by the applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

      SECTION 3.03. Governmental Authorization. The execution, delivery and performance by the Seller of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official except for (i) such as have been obtained,
(ii) the filing of an amendment to the Seller's certificate of incorporation to authorize the issuance of preferred stock and (iii) the filing of the Certificate of Designation by the Seller for the Preferred Stock with the office of the Secretary of State for the State of Delaware.

      SECTION 3.04. Noncontravention. The execution, delivery and performance by the Seller of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate its certificate of incorporation, bylaws or other organizational documents, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of such entity or to a loss of any benefit to which it is entitled under any provision of any agreement or other instrument binding upon it or any of its assets or properties or (iv) result in the creation or imposition of any material Lien on any of its properties or assets.

      SECTION 3.05. Capitalization and Voting Rights of the Seller. (a) The authorized capital stock of the Seller consists of 150,000,000 shares of Common Stock. Immediately prior to the Closing, (i) the authorized capital stock of the Seller shall also consist of 5,000,000 shares of Preferred Stock and (ii) the outstanding capital stock of the Seller will consist of 78,167,387 shares of Common Stock and options, warrants and other similar rights to purchase 9,971,323 shares of Common Stock. The rights, privileges and preferences of the Preferred Stock are set forth in the Certificate of Designation attached hereto as Exhibit A.

      (b) Immediately following the Closing, the outstanding capital stock of the Seller will consist of 78,167,387 shares of Common Stock and 2,000,000 shares of Preferred Stock, and there will be outstanding Warrants to purchase 4,638,879 shares of Common Stock and options, other warrants and other similar rights to purchase 9,971,323 shares of Common Stock. The form of Warrant is attached hereto as Exhibit B.

      (c) Except as set forth in this Section 3.05 there are, and immediately after the Closing there will be, no outstanding (i) shares of capital stock or voting securities of the Seller, (ii) securities of the Seller convertible into or exchangeable for shares of capital stock or voting securities of the Seller,
(iii) options or other rights to acquire from the Seller, or other obligation of the Seller to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Seller or (iv) obligation of the Seller to repurchase or otherwise acquire or retire any shares of capital stock or any convertible securities, rights or options of the type described in (i), (ii), or (iii) (collectively, the "Seller Securities").

      SECTION 3.06. Valid Issuance of Securities. The shares of Preferred Stock which are being issued to the Buyers hereunder have been duly and validly authorized and when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be fully paid and nonassessable. The Warrants, when executed and delivered, will constitute valid and binding obligations of the Seller enforceable in accordance with their terms. The Seller will reserve and keep available for issuance upon exercise of the Warrants the total number of Warrant Shares (as defined in such Warrant) deliverable upon exercise of the Warrants issued by the Seller that are from time to time outstanding. The issuance of the Warrant Shares has been duly and validly authorized and, when issued and sold in accordance with the Warrants, the Warrant Shares will be duly and validly issued, fully paid and nonassessable and free of preemptive rights.

      SECTION 3.07. Subsidiaries. (a) Each Subsidiary is a corporation or a limited liability company, as the case may be, duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, has all powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary. All Subsidiaries and their respective jurisdictions of incorporation or formation are identified on Schedule 3.07(a).

      (b) Except as set forth on Schedule 3.07(b) and after giving effect to the Asset Purchase, all of the outstanding capital stock or other voting securities of each Subsidiary will be owned by the Seller, directly or indirectly, free and clear of any Lien (other than Liens created under the Credit Agreement) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities). Except as contemplated by this Agreement, there will be no outstanding (i) securities of the Seller or any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of any Subsidiary or (ii) options or other rights to acquire from the Seller or any Subsidiary, or other obligation of the Seller or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary (the items in clauses 3.07(b)(i) and 3.07(b)(ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Seller or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

      SECTION 3.08. Financial Statements. (a) The audited consolidated financial statements of the Seller and its Subsidiaries as of December 31, 1998 (the "Balance Sheet Date") present fairly, in all material respects, the consolidated financial position of the Seller and such Subsidiaries as of such date and their consolidated results of operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis.

      (b) The unaudited interim consolidated financial statements of the Seller and its Subsidiaries as of September 30, 1999 (the "Interim Date") present fairly, in all material respects, the consolidated financial position of the Seller and such Subsidiaries as of such date and their consolidated results of operations and cash flows for the period then ended in conformity with generally accepted accounting principles applied on a consistent basis.

      SECTION 3.09. Absence of Certain Changes. Since the Balance Sheet Date and except as expressly contemplated by this Agreement or as set forth in Schedule 3.09, the business of the Seller and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

            (i) any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Seller and its Subsidiaries, taken as a whole (a "Material Adverse Effect");

            (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any Seller Securities, or any repurchase, redemption or other acquisition by the Seller or any of its Subsidiaries of any Seller Securities or Subsidiary Securities;

            (iii) any amendment of any material term of any outstanding Seller Security or Subsidiary Security by the Seller or any of its Subsidiaries;

            (iv) other than pursuant to the Credit Agreement, any incurrence, assumption or guarantee by the Seller or any of its Subsidiaries of any indebtedness for borrowed money, other than in the ordinary course of business consistent with past practices and other than capital leases and in no event for an aggregate amount greater than $3,000,000;

            (v) other than pursuant to the Credit Agreement, any creation or assumption by the Seller or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

            (vi) any making of any loan, advance or capital contribution to or investment in any Person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of the Seller made in the ordinary course of business consistent with past practices;

            (vii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Seller or any of its Subsidiaries which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

            (viii) any transaction or commitment made, or any contract or agreement entered into, by the Seller or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Seller or any of its Subsidiaries of any contract or other right, in either case, material to the Seller and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement or the Purchase Agreement;

            (ix) any material change in any method of accounting or accounting practice by the Seller or any of its Subsidiaries;

            (x) any (A) employment, deferred compensation, change in control, severance, retirement or other similar agreement entered into with any current or former director, officer, employee or consultant of the Seller or any of its Subsidiaries (or any amendment to any such existing agreement) other than any such agreement entered into with a non-executive employee in the ordinary course of business, (B) grant of any severance or termination pay to any current or former director, officer, employee or consultant of the Seller or any of its Subsidiaries or (C) change in compensation or other benefits payable to any current or former director, officer, employee or consultant of the Seller or any of its Subsidiaries pursuant to any severance or retirement plans or policies thereof;

            (xi) any labor dispute, other than routine individual grievances or disputes involving an amount less than $50,000, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Seller or any if its Subsidiaries, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or, threats thereof by or with respect to any employees of the Seller or any of its Subsidiaries; or

            (xii) any resignation, retirement or any termination of employment of any executive officer or other key employee of the Seller or any of its Subsidiaries nor has the Seller or any of its Subsidiaries received any notice of any such resignation or retirement from any such officer or employee.

      SECTION 3.10. No Undisclosed Material Liabilities. There are no liabilities of the Seller or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

      (a) liabilities provided for in the audited, consolidated balance sheet of the Seller and its Subsidiaries as of the Balance Sheet Date or disclosed in the notes thereto (collectively, the "Balance Sheet");

      (b) liabilities disclosed on Schedule 3.10; and

      (c) liabilities incurred in the ordinary course of business which, individually or in the aggregate, are not material to the Seller or any of its Subsidiaries, taken as a whole.

      SECTION 3.11. Material Contracts. (a) Except as set forth on Schedule 3.11, neither the Seller nor any of its Subsidiaries is a party to or bound by:

            (i) any lease (whether of real or personal property) providing for annual rentals of $1,000,000 or more;

            (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for either (A) annual payments by the Seller and its Subsidiaries of $1,000,000 or more or (B) aggregate payments by the Seller and its Subsidiaries of $2,000,000 or more;

            (iii) any sales, distribution or other similar agreement with the ten largest customers of the Seller or its Subsidiaries providing for the sale by the Seller or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets;

            (iv) any partnership, joint venture or other similar agreement or arrangement providing for expenditures in excess of $100,000 per annum;

            (v) other than the Purchase Agreement, any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

            (vi) other than the Credit Agreement, any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement (A) with an aggregate outstanding principal amount not exceeding $2,000,000 by itself (or not exceeding $5,000,000 when combined with all other such agreements relating to indebtedness for borrowed money or the deferred purchase price of property) and which may be prepaid on not more than 30 days notice without the payment of any penalty and (B) entered into subsequent to the date of this Agreement as permitted by Section 3.09;

            (vii) any option (other than stock options issued pursuant to a compensation plan approved by the Company's Board of Directors), license, franchise or similar agreement,

            (viii) any agency, dealer, sales representative, marketing or other similar agreement;

            (ix) any agreement that limits the freedom of the Seller or any of its Subsidiaries to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Seller or any of its Subsidiaries after the Closing Date;

            (x) other than the Stockholders Agreement or any stock option issued pursuant to a compensation plan approved by the Company's Board of Directors or employment agreement entered into in the ordinary course of business, any agreement with any director or officer of the Seller or any of its Subsidiaries or with any "associate" or any member of the "immediate family" (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the 1934 Act) of any such director or officer; or

            (xi) other than the Purchase Agreement and any documents delivered pursuant thereto, any other agreement, commitment, arrangement or plan not disclosed pursuant to clauses (i) through (x) of Section 3.11(a) not made in the ordinary course of business that is material to the Seller and its Subsidiaries, taken as a whole.

      (b) Each agreement, commitment, arrangement or plan disclosed in any Schedule to this Agreement or required to be disclosed pursuant to this Section
3.11 is a valid and binding agreement of the Seller or its Subsidiaries, as the case may be, and is in full force and effect (except as such validity and binding effect may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally and by equitable principles), and neither the Seller nor any of its Subsidiaries is nor, to the knowledge of the Seller, is any other party thereto in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment except for defaults or breaches which, individually or in the aggregate, would not reasonably be expected to have Material Adverse Effect.

      SECTION 3.12. Compliance with Laws and Court Orders; No Defaults. (a) Neither the Seller nor any of its Subsidiaries is in violation of, and has not since January 1, 1997, violated, and to the knowledge of the Seller is not under any investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations which are not material.

      (b) Neither the Seller nor any of its Subsidiaries is in material default under, and no condition exists that with notice or lapse of time or both would constitute a material default under, any agreement or other instrument binding upon the Seller or any of its Subsidiaries or any license, franchise, permit or similar authorization held by the Seller or any of its Subsidiaries.

      SECTION 3.13. Litigation. Except as set forth on Schedule 3.13, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Seller, threatened against or affecting, the Seller or any of its Subsidiaries or properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or which could reasonably be expected to have a material adverse effect on the business, financial condition, properties or operations of the Seller or any of its Subsidiaries, nor is the Seller aware that there is any basis for the foregoing.

      SECTION 3.14. Properties. (a) The Seller and its Subsidiaries have good and marketable, indefeasible, fee simple title to, or in the case of leased property and assets have valid leasehold interests in, all property and assets (whether real, or personal, tangible or intangible) reflected on the Balance Sheet or material property and assets acquired after the Balance Sheet Date, and none of such property or assets is subject to any Liens, except:

            (i) Liens disclosed on the Balance Sheet;

            (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet);

            (iii) Liens which do not materially detract from the value or materially interfere with any present or intended use of such property or assets; or

            (iv) Liens created pursuant to the Credit Agreement.

      (b) There are no developments affecting any such property or assets (whether real or personal) pending or, to the knowledge of the Seller threatened, which might materially detract from the value of such property or assets, materially interfere with any present or intended use of any such property or assets or materially adversely affect the marketability of any such property or assets.

      (c) All such leases of real property and personal property are in good standing and are valid, binding and enforceable in accordance with their respective terms and there does not exist under any such lease any default or any event which with notice or lapse of time or both would constitute a default.

      (d) The plant, building, structure and equipment owned by the Seller and/or its Subsidiaries have no material defects, are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), are adequate and suitable for their present and intended uses and, in the case of plants, buildings and other structures, are structurally sound.

      (e) Such real property, and its continued use, occupancy and operation as currently used, occupied and operated, does not constitute a nonconforming use under all applicable building, zoning, subdivision and other land use and similar laws, regulations and ordinances.

      (f) The property and assets owned or leased by the Seller and/or any of its Subsidiaries, or which they otherwise have the right to use, constitute all of the property and assets used or held for use in connection with the businesses of the Seller and/or any of its Subsidiaries and are adequate to conduct such businesses as currently conducted

      SECTION 3.15. Insurance Coverage. All insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of the Seller or any of its Subsidiaries have been in effect since October 1, 1999 and remain in full force and effect and similar policies and bonds were in effect for the one-year periods beginning October 1, 1998, October 1, 1997 and October 1, 1996, and such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Seller and each of its Subsidiaries. There is no material claim by the Seller or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been paid timely and the Seller and its Subsidiaries have otherwise complied fully with the terms and conditions of all such policies and bonds. The Seller does not know of any threatened termination of all premium increase with respect to, or material alteration of coverage under, any of such policies or bonds. The Seller and its Subsidiaries shall, after the Closing, continue to have coverage under such policies and bonds with respect to events occurring prior to the Closing.

      SECTION 3.16. Licenses and Permits. Each license, franchise, permit or other similar authorization affecting, or relating in any way to, the assets or business of the Seller and its Subsidiaries (the "Permits") is valid and in full force and effect, neither the Seller nor any of its Subsidiaries are in default under and no condition exists that with notice or lapse of time or both would constitute a default under, the Permits and none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby, except for such matters that, individually or in the aggregate, are not material to the Seller and its Subsidiaries, taken as a whole.

      SECTION 3.17. Due Diligence Documents; Disclosure. The documents and information delivered to the Buyers in connection with the transactions contemplated by the Transaction Documents (the "Transactions"), taken as a whole, contain no untrue statement of a material fact and do not omit to state any material fact necessary in order to make the statements contained therein not misleading, which untrue statements or omissions could reasonably be expected to be material to the Buyers' evaluation of such information. The financial projections relating to the Seller, any of its Subsidiaries and the combination thereof delivered to the Buyers are made in good faith and are based upon reasonable assumptions, and the Seller is not aware of any fact or set of circumstances that would lead it to believe that such projections are incorrect or misleading in any material respect.

      SECTION 3.18. Finders' Fees. Except for Donaldson, Lufkin & Jenrette Securities Corporation, whose fees and expenses will be paid by the Seller, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Seller or any of its Subsidiaries who might be entitled to any fee or commission in connection with any of the Transactions.

      SECTION 3.19. Labor Matters. The Seller and its Subsidiaries are in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. There is no unfair labor practice, wages and hours or other employment related investigation, claim, charge or complaint pending or, to the knowledge of the Seller, threatened against the Seller or any of its Subsidiaries before the National Labor Relations Board.

      SECTION 3.20. Inventories. The inventories set forth in the Balance Sheet were properly stated therein at the lesser of cost or fair market value determined in accordance with generally accepted accounting principles consistently maintained and applied by the Seller and its Subsidiaries. Since the Balance Sheet Date, the inventories of the Seller and its Subsidiaries have been maintained in the ordinary course of business. All such inventories are owned free and clear of all Liens other than Liens created under the Credit Agreement. All of the inventories recorded on the Balance Sheet consisted of (subject to the reserves set forth on the Balance Sheet), and all inventories of the Seller and its Subsidiaries on the Closing Date will consist of (subject to reserves proportional in relation to inventory as of the Closing Date as the reserves set forth on the Balance Sheet were to inventory recorded on the Balance Sheet), items of a quality usable or saleable in the normal course of business consistent with past practices and are and will be in quantities sufficient for the normal operation of the business of the Seller and its Subsidiaries in accordance with past practice.

      SECTION 3.21. Receivables. Subject to normal and customary trade discounts, all accounts, notes receivable and other receivables (other than receivables collected since the Balance Sheet Date) reflected on the Balance Sheet are (less any reserves for doubtful accounts recorded on the Balance Sheet), and all accounts and notes receivable arising from or otherwise relating to the business of the Seller and its Subsidiaries as of the Closing Date will be (less reserves for doubtful accounts proportional in relation to receivables as of the Closing Date as the reserves for doubtful accounts set forth on the Balance Sheet were to receivables reflected on the Balance Sheet), valid, genuine and fully collectible in the aggregate. All accounts, notes receivable and other receivables arising out of or relating to such business of the Seller and its Subsidiaries as of the Balance Sheet Date have been included in the Balance Sheet.

      SECTION 3.22. Environmental Matters. Except for such matters that, individually or in the aggregate, are not material to the Seller or any of its Subsidiaries, taken as a whole:

      (a) No notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the

Seller's knowledge. threatened by any governmental entity or other Person with respect to any matters relating to the Seller or any of its Subsidiaries and relating to or arising out of any Environmental Law;

      (b) No polychlorinated biphenyls, radioactive material, lead, lead paint, asbestos, asbestos-containing material, incinerator, sump, surface impoundment, lagoon, landfill, septic, waste-water treatment or other disposal system or underground storage tank (active or abandoned) is or has been present at, on or under any property now or previously owned, leased or operated by the Seller or any of its Subsidiaries;

      (c) No Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any property now or previously owned, leased or operated by the Seller or any of its Subsidiaries which would result in a violation of Environmental Law;

      (d) There are no liabilities of or relating to the Seller or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law; and, to the Seller's knowledge, there are no facts, conditions, situations or set of circumstances which could result in or be the basis for any such liability;

      (e) The Seller and its Subsidiaries are in compliance with all Environmental Laws and have obtained all permits, licenses and authorizations necessary or proper for the business of the Seller and its Subsidiaries as currently conducted relating to or required by Environmental Laws and are in compliance with all such permits;

      (f) No property now or previously owned, leased or operated by the Seller or any of its Subsidiaries or, to the Seller's knowledge, any property to which the Seller or any of its Subsidiaries has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances is listed or, to the knowledge of the Seller, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up; and

      (g) Neither the Seller nor any of its Subsidiaries owns or leases or has owned or leased any property in New Jersey constituting an "industrial establishment" as defined in the Industrial Site Recovery Act, N.J. Stat ss.ss. 13:1K-6 et seq.

      (h) For purposes of this Section 3.22, the terms "Seller" and "Subsidiary" shall include any entity which is, in whole or in part, a predecessor of the Seller or any of its Subsidiaries.

      SECTION 3.23. Employee Benefit Plans. (a) No Employee Plan and no employee plan or arrangement maintained or contributed to by any ERISA Affiliate of the Seller is (i) a Multiemployer Plan, (ii) a Title IV Plan or (iii) maintained in connection with any trust described in Section 501(c)(9) of the Code. No "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan or any other employee benefit plan or arrangement maintained by the Seller, or any ERISA Affiliate of the Seller which is covered by Title I of ERISA, excluding transactions effected pursuant to a statutory or administrative exemption. Each Employee Plan is and has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the qualification and other provisions of the Code, which are applicable to such plan, except where the failure to do so would not have a Material Adverse Effect.

      (b) Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, except where the failure to do so would not have a Material Adverse Effect.

      (c) Neither the Seller nor any of its ERISA Affiliates has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired or former employees of the Seller or any of its Subsidiaries, except as required pursuant to the continuation coverage requirements of Section 4980B of the Code and Section 601 et seq. of ERISA or other applicable law.

      (d) There has been no amendment to, written interpretation of or announcement (whether or not written) by the Seller or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

      (e) Neither the Seller nor any of its ERISA Affiliates has incurred, or reasonably expects to incur prior to the Closing Date, any material unsatisfied liability under Title I or any liability under Title IV of ERISA (or any corresponding section of the Code) arising in connection with the funding or the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title I or Title IV of ERISA, which liability could become a liability of the Seller or any of its Subsidiaries after the Closing Date.

      SECTION 3.24. Seller's Taxes. (a) The Seller and each of its Subsidiaries:
(i) has filed or will file, in accordance with all applicable laws, all Tax returns, statements, reports and forms (collectively, the "Returns") required to be filed by it with any Taxing Authority on or before the Closing Date (taking into account any extension of a required filing date) with respect to any Tax period ending on or before the Closing Date (a "Pre-Closing Tax Period"); (ii) will file all other Returns required to be filed by it when due (taking into account any extension of a required filing date); (iii) has timely paid all material Taxes shown as due and payable on the Returns that have been filed by it; (iv) has not been a member of an affiliated, consolidated, combined or unitary group; (v) has provided the Buyers or their representatives with any tax sharing agreements to which it is a party; and (vi) the Seller and each Subsidiary is not a United States real property holding corporation (a "USRPHC") within the meaning of section 897 of the Internal Revenue Code of 1986, as amended, nor has it been a USRPHC within 5 years of the date hereof.

      (b) The Seller represents further that (i) the charges, accruals and reserves for Taxes reflected on the Balance Sheet (excluding any provision for deferred income taxes) are adequate to cover the Tax liabilities of the Seller and its Subsidiaries accruing through the date thereof; (ii) all state sales and use Tax Returns, all state income or franchise Tax Returns, and all other Returns filed with respect to Tax years of the Seller and its Subsidiaries through the Tax year ended December 31, 1995, have been examined and closed or are Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired; (iii) none of the Seller or any of its Subsidiaries is delinquent in the payment of any Tax or has requested any extension of time within which to file any Return and, has not yet filed such Return; (iv) none of the Seller or any of its Subsidiaries (or any member of any affiliated, consolidated, combined or unitary group of which the Seller or any of its Subsidiaries is or has been members) has been granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired; (v) there is no claim, audit, action, suit, proceeding, or investigation now pending or threatened against or with respect to the Seller or any of its Subsidiaries in respect of any Tax or Tax Asset; and
(vi) there are no requests for rulings or determinations in respect of any Tax or Tax Asset pending between the Seller or any of its Subsidiaries and any Taxing Authority.

      SECTION 3.25. Certain Interests. No stockholder, officer or director or the Seller or any of its Subsidiaries or any relative or Affiliate of such stockholder, officer or director (a) has any interest in any material property, real or personal, tangible or intangible, including licenses, agencies or Intellectual Property Rights, used in or pertaining to the business of the Seller or any of its Subsidiaries, (b) has any material interest in any business, corporate or otherwise, that is in competition with the business of the Seller or any of its Subsidiaries or (c) has received any loan or advance, other than for amounts (alone or in combination with all loans or advances to other stockholders, officers or directors of Seller or any of its Subsidiaries and all relatives or Affiliates of such stockholders, officers and directors) not exceeding $1,000,000 in the aggregate, that remains unpaid as of the date hereof or is otherwise a debtor of, or made any loan to or advance to or is otherwise a creditor of, the Seller or any of its Subsidiaries. Since the Balance Sheet Date, there has not been any asset sold by the Seller or any of its Subsidiaries to, or to the Seller or any of its Subsidiaries by, any stockholder.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYERS

      Each Buyer represents and warrants to the Seller, severally as to itself only and not jointly or as to any other Buyer, as of the date hereof and as of the Closing Date that:

      SECTION 4.01. Existence and Power. Such Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all powers (corporate, partnership or otherwise) and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

      SECTION 4.02. Authorization. The execution, delivery and performance by such Buyer of each of this Agreement and, when executed, the Stockholders' Agreement Amendment, and the consummation of the transactions contemplated hereby and thereby are or, when executed, will be within the powers (corporate, partnership or otherwise) of such Buyer and have been or will have been duly authorized by all necessary action on the part of such Buyer. This Agreement constitutes, and the Stockholders Agreement Amendment when executed will constitute, a valid and binding agreement of such Buyer, each enforceable in accordance with their respective terms, except (i) as limited by the applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

      SECTION 4.03. Governmental Authorization. The execution, delivery and performance by such Buyer of this Agreement and the Stockholders Agreement Amendment and the consummation of the transactions contemplated hereby and thereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official.

      SECTION 4.04. Purchase for Investment. Such Buyer is purchasing the relevant Securities for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

      SECTION 4.05. Private Placement. (a) Such Buyer understands that (i) the offering and sale of the Securities hereby is intended to be exempt from registration under the 1933 Act and (ii) there is only a limited market for the relevant Securities, and there can be no assurance that any Buyer will be able to sell or dispose of the relevant Securities to be purchased by such Buyer.

      (b) Such Buyer's financial situation is such that such Buyer can afford to bear the economic risk of holding the relevant Securities acquired hereunder for an indefinite period of time, and such Buyer can afford to suffer the complete loss of the investment in the relevant Securities.

      SECTION 4.06. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of such Buyer threatened against or affecting, such Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Stockholders Agreement Amendment.

      SECTION 4.07. Brokers or Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of such Buyer who might be entitled to any fee or commission from the Seller or such Buyer upon consummation of the transactions contemplated by this Agreement.

                                    ARTICLE 5
                              CONDITIONS TO CLOSING

      SECTION 5.01. Conditions to Obligations of Each Buyer and the Seller. The obligations of each Buyer and the Seller to consummate the Closing are subject to the satisfaction of the following conditions:

            (a) No provision of any applicable law, rule or regulation and no judgment, injunction, order or decree by any governmental entity of competent jurisdiction shall prohibit the consummation of the Closing or the Asset Purchase.

            (b) All material actions by or in respect of, or filings with, any governmental body, agency, official or authority required to permit the consummation of the Closing and the Asset Purchase shall have been taken, made or obtained.

            (c) The conditions to the consummation of the Purchase Agreement shall have been satisfied or waived (with any waiver of conditions and any other changes having been consented to by each Buyer), and the parties to the Purchase Agreement shall have irrevocably committed to consummating the Asset Purchase as contemplated by the Purchase Agreement, subject only to the passage of time.

            (d) The conditions to the consummation of the Credit Agreement Amendment shall have been satisfied or waived and the transactions contemplated therein shall have been consummated as contemplated by the Credit Agreement Amendment, with any waiver of conditions and any other changes having been consented to by each Buyer.

            (e) The Seller's certificate of incorporation shall have been amended to authorize the issuance of preferred stock, and the Certificate of Designation for the Preferred Stock shall have been duly filed at the office of the Secretary of State of the State of Delaware.

            (f) Each of the parties thereto shall have executed and delivered the Escrow Agreement.

            (g) Each other Buyer shall have purchased the Securities to be purchased by it hereunder by paying the Purchase Price applicable thereto in accordance with Section 2.02.

      SECTION 5.02. Conditions to Obligation of Each Buyer. The obligation of each Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

            (a) (i) The Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of the Seller contained in this Agreement and in any certificate or other writing delivered by the Seller pursuant hereto shall be true in all material respects when made and at and as of the Closing Date, as if made at and as of such date (it being understood that where any such representation and warranty already includes a material adverse effect or materiality exception, no further materiality exception is to be permitted by this
      Section 5.02(a)(ii)) and (iii) each Buyer shall have received a certificate from the Seller signed by its executive officer to the foregoing effect.

            (b) Such Buyer shall have received all documents it may reasonably request relating to the existence of the Seller and the authority of the Seller for this Agreement, the Credit Agreement Amendment, the Stockholders Agreement Amendment and the Warrants, all in form and substance reasonably satisfactory to such Buyer.

            (c) The Seller shall have paid in full all reasonable fees and expenses, including any out-of-pocket expenses, of the Buyers then due and required to be paid by the Seller in connection with the Transactions, in accordance with Section 8.03(a) hereof.

            (d) The Buyers shall have received an opinion of Ropes & Gray, counsel for the Seller, in form and substance satisfactory to such Buyers.

            (e) The Stockholders Agreement Amendment shall have been executed and delivered by each Buyer, the Seller and the requisite number of Stockholders (as defined in the Stockholders Agreement) necessary to approve the amendments and other modifications to the Stockholders Agreements provided for in the Stockholders Agreement Amendment.

            (f) One designee of DLJ Investment Partners, L.P. shall have been elected to the board of directors of the Seller pursuant to the Stockholders Agreement Amendment.

      SECTION 5.03. Conditions to Obligation of the Seller. The obligation of the Seller to consummate the Closing with respect to any Buyer is subject to the satisfaction of the following further conditions:

            (a) (i) Such Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date and (ii) the representations and warranties of such Buyer contained in this Agreement and in any certificate or other writing delivered by such Buyer pursuant hereto shall be true in all material respects when made and at and as of the Closing Date, as if made at and as of such date (it being understood that where any such representation and warranty already includes a material adverse effect or materiality exception, no further materially exception is to be permitted by this
      Section 5.03(a)(ii)).

            (b) The Seller shall have received all documents it may reasonably request relating to the existence of such Buyer and the authority of such Buyer for this Agreement and the Stockholders Agreement Amendment, all in form and substance reasonably satisfactory to the Seller.

                                    ARTICLE 6
                            SURVIVAL; INDEMNIFICATION

      SECTION 6.01. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate delivered pursuant hereto or in connection herewith shall survive the Closing until two years after the Closing Date. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time, but only as to such inaccuracy or breach. A breach of any representation or warranty made in this Agreement shall not affect in any manner whatsoever the relative rights and obligations of the parties to and under the Stockholders Agreement, as amended.

      SECTION 6.02. Indemnification. (a) The Seller hereby indemnifies, severally and not jointly, each Buyer and its Affiliates, limited partners, general partners, directors, officers and employees against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by any such party arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Seller pursuant to this Agreement.

      (b) Each Buyer hereby indemnifies, severally and not jointly, the Seller and its Affiliates, limited partners, general partners, directors, officers and employees against and agrees to hold each of them harmless from any and all Damages incurred or suffered by any such party arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by such Buyer pursuant to this Agreement.

      SECTION 6.03. Exclusivity. After the Closing, Section 6.02 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby.

                                    ARTICLE 7
                                   TERMINATION

      SECTION 7.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) by mutual written agreement of the Seller and Buyers;

            (b) by the Seller or any Buyer as to the Seller or Buyer if the Closing shall not have been consummated by December 24, 1999; or

            (c) by the Seller or any Buyer if consummation of the transactions contemplated hereby would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

The party desiring to terminate this Agreement pursuant to clauses 7.01(b) or
(c) shall give notice of such termination to the other party.

      SECTION 7.02. Effect of Termination. If this Agreement is terminated as permitted by Section 7.01, such termination shall be without liability of either party (or any stockholder, general partner, limited partner, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful
(i) failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 8.03, 8.05, 8.06 and 8.07 shall survive any termination hereof pursuant to Section 7.01.

                                    ARTICLE 8
                                  MISCELLANEOUS

      SECTION 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

      if to Buyers to:

          DLJ Investment Partners II, L.P.
          277 Park Avenue
          New York, New York 10172
          Attention: Director
          Fax: (212)892-7552

      with a copy to:

          DLJ Investment Partners II, L.P.
          277 Park Avenue
          New York, New York 10172
          Attention: Ivy Dodes
          Fax: (212) 892-2689

      with a copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York 10017
          Attention: John Knight
          Fax: (212) 450-4800

      if to the Seller to:

          Manufacturers' Services Limited
          300 Baker Avenue
          Concord, MA 01742
          Attention: Dale Johnson, General Counsel
          Fax: (978) 287-5635

      with a copy to:

          Ropes & Gray
          One International Place
          Boston, MA 02110
          Attention: Michael J. Stick, Esq.
          Fax: (617) 951-7050

or to such other address or telecopy number and with such other copies as such party may hereafter specify for the purpose of notice.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

      SECTION 8.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

      (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 8.03. Expenses; Other Payments. (a) All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided that the Seller shall pay all reasonable out-of-pocket costs, expenses and other payments, including but not limited to legal and accounting fees and disbursements, incurred or made by the Buyers in connection with the transactions contemplated by this Agreement, whether or not consummated (unless such failure to consummate the transactions was by reason of any breach by such Buyers of their obligations hereunder).

      (b) At the Closing, the Seller shall pay to Donaldson, Lutkin & Jenrette Securities Corporation a fee of $1,500.000.

      SECTION 8.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Notwithstanding the foregoing, in connection with a sale of Securities by any Buyer to any other Person within one year of the date hereof, such Buyer may without the consent of Seller (or any other party hereto) assign its rights under this Agreement, in whole or in part, including the right of such Buyer to indemnification hereunder, and thereafter such other Person shall have the benefit of the rights so assigned as though it were a "Buyer" and a party to this Agreement.

      SECTION 8.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

      SECTION 8.06. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.01 shall be deemed effective service of process on such party.

      SECTION 8.07. Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 8.08. Counterparts: Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

      SECTION 8.09. Entire Agreement. This Agreement, the Stockholders Agreement (as amended) and the Warrant Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

      SECTION 8.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

      SECTION 8.11. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

      SECTION 8.12. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        MANUFACTURERS' SERVICES
                                          LIMITED

                                        By: /s/ [ILLEGIBLE]
                                            ------------------------------------
                                            Name:
                                            Title:


                                        DLJ INVESTMENT PARTNERS II, L.P.

                                        By DLJ INVESTMENT PARTNERS II,
                                           INC., Managing General Partner

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        DLJ INVESTMENT FUNDING II, NC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        DLJ ESC II L.P.

                                        By DLJ LBO PLANS MANAGEMENT
                                           CORPORATION, General Partner

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        DLJ INVESTMENT PARTNERS, L.P.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        MANUFACTURERS' SERVICES
                                          LIMITED

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        DLJ INVESTMENT PARTNERS II, L.P.

                                        By DLJ INVESTMENT PARTNERS II,
                                           INC., Managing General Partner

                                        By: /s/ [ILLEGIBLE]
                                            ------------------------------------
                                            Name:
                                            Title:


                                        DLJ INVESTMENT FUNDING II, NC.

                                        By: /s/ [ILLEGIBLE]
                                            ------------------------------------
                                            Name:
                                            Title:


                                        DLJ ESC II L.P.

                                        By DLJ LBO PLANS MANAGEMENT
                                           CORPORATION, General Partner

                                        By: /s/ [ILLEGIBLE]
                                            ------------------------------------
                                            Name:
                                            Title:

                                        DLJ INVESTMENT PARTNERS, L.P.

                                        By DLJ INVESTMENT PARTNERS II,
                                           INC., Managing General Partner

                                        By: /s/ [ILLEGIBLE]
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                      Schedule A

                                                      No. of        No. of
                                                   Immediately   Warrants to
                                No. of Preferred   Exercisable    be held in      Aggregate
Investor                             Shares          Warrants       Escrow     Purchase Price
--------                             ------          --------       ------     --------------
DLJ Investment Partners II, L.P.   1,136,552         505,931      2,130,235    $28,413,800.00

DLJ Investment Funding II, Inc.      215,038          95,723        403,044      5,375,950.00

DLJ ESC II L.P.                      143,359          63,815        268,697      3,583,975.00

DLJ Investment Partners, L.P.        505,051         224,821        946,613     12,626,275.00


Total                              2,000,000         890,290      3,748,589    $50,000,000.00

                                                                       Exhibit A

               Certificate of Designation for the Preferred Stock

                                   EXHIBIT A
                                Preferred Stock

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                       AND RIGHTS OF SENIOR EXCHANGEABLE
                            PREFERRED STOCK DUE 2006

                                       of

                        MANUFACTURERS' SERVICES LIMITED

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

      We, the undersigned, Kevin C. Melia, President, and Dale Johnson, Secretary, of Manufacturers' Services Limited, a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors duly adopted the following resolution:

      RESOLVED, that, pursuant to Article Fourth of the Certificate of Incorporation (which authorizes 5,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock"), of which no shares of Preferred Stock are currently issued and outstanding), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

      RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

      (1) Number and Designation. Two million shares of the Preferred Stock of the Corporation shall be designated as Senior Exchangeable Preferred Stock Due 2006 (the "Senior Preferred Stock").

      (2) Rank. The Senior Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank prior to all classes of or series of common stock of the Corporation, including the Corporation's common stock, par value $0.001 per share ("Common Stock"), and each other class of capital stock of the Corporation, the terms of which provide that such class shall rank junior to the Senior Preferred Stock or the terms of which do not specify any rank relative to the Senior Preferred Stock. All equity securities of the Corporation to which the Senior Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the "Junior Securities." All equity securities of the Corporation with which the Senior Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution or winding up) are collectively referred to herein as the "Parity Securities." The respective definitions of Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case may be. The Senior Preferred Stock shall be subject to the creation of Junior Securities.

      (3) Dividends. (a) (i) The holders of shares of Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends (subject to Sections 3(a)(ii) and (iii) hereof) at a rate equal to (A) through the fourth Dividend Payment Date (as defined below), 14% per annum, and
(B) thereafter, 15% per annum (each of the preceding (A) and (B) shall be computed on the basis of a 360 day year and shall be referred to herein as the applicable "Dividend Rate"). In the event the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Senior Preferred Stock pursuant to paragraph 5(b) or 5(c) hereof, the Dividend Rate as provided above shall increase by .50% per quarter (each, a "Default Dividend") for each quarter or portion thereof following the date on which such redemption was required to be made until cured, provided that the aggregate increase shall not exceed 10%. Such dividends shall be payable in the manner set forth below in Sections 3(a)(ii) and (iii) quarterly on February 26, May 26, August 26, and November 26 of each year (unless such day is not a business day, in which event on the next succeeding business day) (each of such dates being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"). Such dividends shall be cumulative from the date of issue, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends.

      (ii) Prior to and including the fourth Dividend Payment Date (the "Accretion Date"), each such dividend shall be payable in cash on the Liquidation Value per share of the Senior Preferred Stock, in equal quarterly amounts (to which the Default Dividend, if any, shall be added), to the holders of record of shares of the Senior Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

      (iii) After the Accretion Date, dividends shall not be payable in cash to holders of shares of Senior Preferred Stock but shall, subject to Section 3(b) hereof, accrete to the Liquidation Value in accordance with Section 4(a) hereof.

      (b) After the Accretion Date, upon the written request of the holders of a majority of the shares of Senior Preferred Stock, the Corporation shall, commencing on the first Dividend Payment Date after such request, be required to pay all dividends on shares of Senior Preferred Stock by the issuance of additional shares of Senior Preferred Stock ("Additional Shares"). The Additional Shares shall be identical to all other shares of Senior Preferred Stock, except as set forth in Section 4. Forte purposes of determining the number of Additional Shares to be issued as dividends pursuant to this Paragraph
(b), such Additional Shares shall be valued at their Applicable Liquidation Value as provided in Section 4(c).

      (c) Holders of shares of Senior Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the cumulative dividends, as herein provided, on the Senior Preferred Stock. Except as provided in this Section 3, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Senior Preferred Stock that may be in arrears.

      (d) So long as any shares of the Senior Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment or other distribution declared or made upon Parity Securities, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly, unless, in each case (to the extent such dividends are payable in cash), full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on, or the acquisition of, as applicable, such class or series of Parity Securities. When (to the extent such dividends are payable in cash) dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Senior Preferred Stock and all dividends declared upon any other class or series of Parity Securities shall (in each case, to the extent payable in cash) be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Senior Preferred Stock and accumulated and unpaid on such Parity Securities.

      (e) So long as any shares of the Senior Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "Junior Securities Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Senior Preferred Stock and any other Parity Securities shall (to the extent payable in cash) have been paid or set apart for payment for all past Dividend Periods with respect to the Senior Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) (to the extent payable in cash) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Senior Preferred Stock and the current dividend period with respect to such Parity Securities.

      (4) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Senior Preferred Stock shall be entitled to receive an amount equal to the Liquidation Value of such share plus any accrued and unpaid cash dividends to the date of distribution. "Liquidation Value" on any date means, with respect to (x) any share of Senior Preferred Stock other than any Additional Shares, the sum of (l) $25.00 per share and (2) the aggregate of all dividends accreted on such share until the most recent Dividend Payment Date upon which an accretion to Liquidation Value has occurred (or if such date is a Dividend Payment Date upon which an accretion to Liquidation Value has occurred, such date), provided that in the event of an actual liquidation, dissolution or winding up of the Corporation or the redemption of any shares of Senior Preferred Stock pursuant to Section 5 hereunder, the amount referred to in

(2) shall be calculated by including dividends accreting to the actual date of such liquidation, dissolution or winding up or the redemption date, as the case may be, rather than the Dividend Payment Date referred to above, and provided further that in no event will dividends accrete beyond the most recent
Dividend Payment Date prior to the Dividend Payment Date on which dividends on the Senior Preferred Stock are payable in Additional Shares, and (y) any Additional Share, the Applicable Liquidation Value. All accretions to Liquidation Value will be calculated using compounding on a quarterly basis. Except as provided in the preceding sentences, holders of shares of Senior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Senior Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Senior Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Senior Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (4), (i) a consolidation or merger of the Corporation with one or more corporations or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

      (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Senior Preferred Stock, as provided in this paragraph (4), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Senior Preferred Stock shall not be entitled to share therein.

      (c) The Applicable Liquidation Value of any Additional Shares shall be the Liquidation Value of Senior Preferred Stock outstanding immediately prior to the first Dividend Payment Date occurring after a request for payment in Additional Shares has been made in accordance with Section 3(b).

      (5) Redemption.

      "Stockholders Agreement" means the Stockholders Agreement dated as of January 20, 1995, among DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., The Kevin C. Melia 1995 Irrevocable Trust, The Robert J. Graham

1995 Irrevocable Trust, The Julie Kent 1995 Irrevocable Trust, Kevin C. Melia, Robert J. Graham, Julie Kent, the Company, and the other parties thereto, as amended from time to time.

      (a) Redemption At the Option of the Corporation. At any time, provided that the Corporation has funds legally available for such payment, the Corporation may, at its option, redeem all but not less than all shares of Senior Preferred Stock at redemption prices per share in cash set forth in the table below, together with accrued and unpaid cash dividends thereon to the date fixed for redemption, without interest:

               Year Beginning          Percentage of Liquidation Value
               --------------          -------------------------------

               November 26, 1999                    114.0%
               November 26, 2000                    115.0%
                 and thereafter

      (b) Redemption In the Event of a Change of Control. In the event of a Change of Control, to the extent that the Corporation shall have funds available for such payment, the Corporation shall be required to offer to redeem all of the shares of Senior Preferred Stock then outstanding and shall be required to redeem the shares of Senior Preferred Stock of any holder of such shares that shall consent to such redemption, upon a date no later than five days following the Change in Control and at a redemption price per share equal to 107.50% of the Liquidation Value, in cash, together with accrued and unpaid cash dividends thereon to the date fixed for redemption, without interest.

      "Change of Control" means such time as: (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than any person or group comprised solely of the 1999 Investors, has become the beneficial owner, by way of merger, consolidation or otherwise, of 30% or more of the voting power of all classes of voting securities of the Corporation, and such person or group has become the beneficial owner of a greater percentage of the voting power of all classes of voting securities of the Corporation than that beneficially owned by the 1999 Investors; or (b) a sale or transfer of all or substantially all of the assets of the Corporation to any person or group (other than any group consisting solely of the 1999 Investors or their affiliates) has been consummated; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election was approved by a vote of a majority of the directors then still in office, who either were directors at the beginning of such period or whose election or nomination for the election was previously so approved) cease for any reason to constitute a majority of the directors of the Corporation, then in office.

      "1999 Investors" means the Stockholders (determined as of the date of initial issuance of the Senior Preferred Stock) and their Permitted Transferees, each as defined in the Stockholders Agreement.

      (c) Mandatory Redemption. To the extent the Corporation shall have funds legally available for such payment, on November 26, 2006, if any shares of the Senior Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Senior Preferred Stock, at a redemption price equal to the aggregate Liquidation Value, in cash, together with any accrued and unpaid cash dividends thereon to the date fixed for redemption, without interest.

      (d) Status of Redeemed Shares. Shares of Senior Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock, provided that no such issued and reacquired shares of Senior Preferred Stock shall be reissued or sold as Senior Preferred Stock.

      (e) Failure to Redeem. If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Senior Preferred Stock pursuant to paragraph (5)(b) or 5(c) (each, a "Mandatory Redemption Obligation"), such Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Senior Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Senior Preferred Stock) or (ii) in accordance with paragraph 3(e), declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

      (f) Failure to Pay Dividends. Notwithstanding the foregoing provisions of this paragraph (5), unless full cumulative cash dividends (whether or not declared) on all outstanding shares of Senior Preferred Stock shall have been paid or contemporaneously are declared and paid or set apart for payment for all dividend periods terminating on or prior to the applicable redemption date, none of the shares of Senior Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of Senior Preferred Stock are redeemed pro rata.

      (6) Procedure for Redemption. (a) In the event the Corporation shall redeem shares of Senior Preferred Stock pursuant to Section 5(a) or (c), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation, provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Senior Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Senior Preferred Stock to be redeemed, (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

      (b) In the case of any redemption pursuant to Section 5(a) or (c) hereof, notice having been mailed as provided in Section 6(a) hereof, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Senior Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

      (c) In the case of a redemption pursuant to Section 5(b) hereof, notice of such redemption shall be given by first class mail, postage prepaid, mailed not more than 20 days prior to the occurrence of the Change of Control and not less than 5 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation, provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Senior Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) that a Change of Control has occurred; (ii) the redemption date; (iii) the redemption price; (iv) that such holder may elect to cause the Corporation to redeem all or any of the shares of Senior Preferred Stock held by such holder; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (vi) that dividends on the shares the holder elects to cause the Corporation to redeem will cease to accrue on such redemption date.

      Upon receipt of such notice, the holder shall, within 20 days of receipt thereof, return such notice to the Corporation indicating the number of shares of Senior Preferred Stock such holder shall elect to cause the Corporation to redeem, if any.

      (d) In the case of a redemption pursuant to Section 5(b) hereof, notice having been mailed as provided in Section 6(c) hereof, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on such shares of Senior Preferred Stock as the holder elects to cause the Corporation to redeem shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the redemption price aforesaid.

      (7) Exchange. (a) Subject to the provisions of this paragraph (7) the Corporation may, at its option, at any time and from time to time on any Dividend Payment Date exchange, to the extent it is legally permitted to do so, all, but not less than all, outstanding shares (and fractional shares) of Senior Preferred Stock, for Exchange Debentures, provided that (i) on or prior to the date of exchange the Corporation shall have paid to or declared and set aside for payment to the holders of outstanding shares of Senior Preferred Stock all accrued and unpaid cash dividends on shares of Senior Preferred Stock through the exchange date in accordance with the next succeeding paragraph; (ii) no event of default under the indenture (as defined in such indenture) governing the Exchange Debentures shall have occurred and be continuing; and (iii) no shares of Senior Preferred Stock are held on such date by the Mezzanine Holders (as defined in the Stockholders Agreement) or any of their Affiliates. The principal amount of Exchange Debentures deliverable upon exchange of a share of Senior Preferred Stock, adjusted as hereinafter provided, shall be determined in accordance with the Exchange Ratio (as defined below).

      Cash dividends on any shares of Senior Preferred Stock exchanged for Exchange Debentures which have accrued but have not been paid as of the date of exchange shall be paid in cash. In no event shall the Corporation issue Exchange Debentures in denominations other than $1,000 or in an integral multiple thereof. Cash will be paid in lieu of any such fraction of an Exchange Debenture which would otherwise have been issued (which shall be determined with respect to the aggregate principal amount of Exchange Debentures to be issued to a holder upon any such exchange). Interest will accrue on the Exchange Debentures from the date of exchange.

      Prior to effecting any exchange hereunder, the Corporation shall appoint a trustee to serve in the capacity contemplated by an indenture between the Corporation and such trustee, containing customary terms and conditions.

      The Exchange Ratio shall be, as of any Dividend Payment Date, $1.00 (or fraction thereof) of principal amount of Exchange Debenture for each $1.00 of
(i) Liquidation Value plus (ii) accrued and unpaid dividends, if any, per share of Senior Preferred Stock held by a holder on the applicable exchange date.

      "Affiliates" shall have the meaning ascribed to such term in the Stockholders Agreement.

      "Exchange Debentures" means the Subordinated Exchange Debentures due 2006 of the Corporation, to be issued pursuant to an indenture between the Corporation and a trustee, containing customary terms and conditions, in accordance with the Term Sheet attached as Annex A hereto.

      (b) Procedure for Exchange. (i) In the event the Corporation shall exchange shares of Senior Preferred Stock, notice of such exchange shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the exchange date, to each holder of record of the shares to be exchanged at such holder's address as the same appears on the stock register of the Corporation, provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the exchange of any share of Senior Preferred Stock to be exchanged except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (A) the exchange date; (B) the number of shares of Senior Preferred Stock to be exchanged and, if fewer than all the shares held by such holder are to be exchanged, the number of shares to be exchanged from such holder; (C) the Exchange Ratio; (D) the place or places where certificates for such shares are to be exchanged for notes evidencing the Exchange Debentures to be received by the exchanging holder; and
(E) that dividends on the shares to be exchanged will cease to accrue on such exchange date.

            (ii) Prior to giving notice of intention to exchange, the Corporation shall execute and deliver with a bank or trust company selected by the Corporation an indenture containing customary terms and conditions. The Corporation will cause the Exchange Debentures to be authenticated on the Dividend Payment Date on which the exchange is effective, and will pay interest on the Exchange Debentures at the rate and on the dates specified in such indenture from the exchange date.

            The Corporation will not give notice of its intention to exchange under paragraph 6(b)(i) hereof unless it shall file at the place or places (including a place in the Borough of Manhattan, The City of New York) maintained for such purpose an opinion of counsel (who may be an employee of the Corporation) to the effect that (i) the indenture has been duly authorized, executed and delivered by the Corporation, has been duly qualified under the Trust Indenture Act of 1939 (or that such qualification is not necessary) and constitutes a valid and binding instrument enforceable against the Corporation in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and subject to such other qualifications as are then customarily contained in opinions of counsel experienced in such matters), (ii) the Exchange Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the indenture and delivered in exchange for the shares of Preferred Stock, will constitute valid and binding obligations of the Corporation entitled to the benefits of the indenture (subject as aforesaid), (iii) neither the execution nor delivery of the indenture or the Exchange Debentures nor compliance with the terms, conditions or provisions of such instruments will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or agreement or instrument, known to such counsel, to which the Corporation or any of its subsidiaries is a party or by which it or any of them is bound, or any decree, judgment, order, rule or regulation, known to such counsel, of any court or governmental agency or body having jurisdiction over the Corporation and such subsidiaries or any of their properties, (iv) the Exchange Debentures have been duly registered for such exchange with the Securities and Exchange Commission under a registration statement that has become effective under the Securities Act of 1933 (the "Act") or that the exchange of the Exchange Debentures for the shares of Senior Preferred Stock is exempt from registration under the Act, and (v) the Corporation has sufficient legally available funds for such exchange such that such exchange is permitted under applicable law.

            (iii) Notice having been mailed as aforesaid, from and after the exchange date (unless default shall be made by the Corporation in issuing Exchange Debentures in exchange for the shares called for exchange), dividends on the shares of Senior Preferred Stock so called for exchange shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Exchange Debentures and any rights such holder, upon the exchange, may have as a holder of the Exchange Debenture) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so exchanged (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be exchanged by the Corporation for the Exchange Debentures at the Exchange Ratio. In case fewer than all the shares represented by any such certificate are exchanged, a new certificate shall be issued representing the unexchanged shares without cost to the holder thereof.

            (iv) Each exchange shall be deemed to have been effected immediately after the close of business on the relevant Dividend Payment Date, and the person in whose name or names any Exchange Debentures shall be issuable upon such exchange shall be deemed to have become the holder of record of the Exchange Debentures represented thereby at such time on such Dividend Payment Date.

            (v) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon exchange of the Senior Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

      (c) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of notes evidencing Exchange Debentures on exchange of the Senior Preferred Stock pursuant hereto, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Exchange Debentures in a name other than that of the holder of the Senior Preferred Stock to be exchanged and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the

Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

      (8) Voting Rights. (a) The holders of record of shares of Senior Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (8), as otherwise provided by law or as provided in the Stockholders Agreement.

      (b) If and whenever (i) four consecutive cash dividends payable on the Senior Preferred Stock have not been paid in full, (ii) for any reason (including the reason that funds are not legally available for a redemption), the Corporation shall have failed to discharge any Mandatory Redemption Obligation, (iii) the Corporation shall have failed to provide the notice required by Section 6(c) hereof within the time period specified in such section or (iv) the Corporation shall have failed to comply with Sections 3(d), 3(e) or 8(c) hereof, the number of directors then constituting the Board of Directors shall be increased by two and the holders of a majority of the outstanding shares of Senior Preferred Stock shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Senior Preferred Stock called as hereinafter provided.

      (c) Whenever (i) all arrears in cash dividends on the Senior Preferred Stock then outstanding shall have been paid and cash dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, (ii) the Corporation shall have fulfilled its Mandatory Redemption Obligation, (iii) the Corporation shall have fulfilled its obligation to provide notice as specified in subsection (b)(iii) hereof, or (iv) the Corporation shall have complied with Sections 3(d), 3(e) and 8(c) hereof, as the case may be, then the right of the holders of the Senior Preferred Stock to elect such additional directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future (i) arrearage in four consecutive quarterly cash dividends, (ii) failure to fulfill any Mandatory Redemption Obligation, (iii) failure to fulfill the obligation to provide the notice required by Section 6(c) hereof within the time period specified in such section or (iv) failure to comply with Sections 3(d), 3(e) or 8(c)), the terms of office of the persons elected as directors by the holders of the Senior Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Senior Preferred Stock, the secretary of the Corporation may, and upon the written request of any holder of Senior Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Senior Preferred Stock for the election of the directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Senior Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur with respect to the directors elected by the holders of the Senior Preferred Stock, a successor shall be elected in accordance with the procedures of Section 8(b) to serve until the next annual meeting of the stockholders or special meeting held in place thereof, if such office shall not have previously terminated as provided above.

       (d) Without the written consent of 66 2/3% of the outstanding shares of Senior Preferred Stock or the vote of holders of 66 2/3% of the outstanding shares of Senior Preferred Stock at a meeting of the holders of Senior Preferred Stock called for such purpose, the Corporation will not (i) amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the Senior Preferred Stock, provided that any such amendment that decreases the dividend payable on or the Liquidation Value of the Senior Preferred Stock shall require the affirmative vote of holders of each share of Senior Preferred Stock at a meeting of holders of Senior Preferred Stock called for such purpose or written consent of the holder of each share of Senior Preferred Stock; (ii) create, authorize or issue any class or series of stock ranking prior to, or on a parity with, the Senior Preferred Stock with respect to dividends or upon liquidation, dissolution, winding up or otherwise, or increase the authorized number of shares of any such class or series, or reclassify any authorized stock of the Corporation into any such prior or parity shares or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such prior or parity shares, except that the Corporation may, without such approval, create, authorize and issue Parity Securities for the purpose of utilizing the proceeds from the issuance of such Parity Securities for the redemption or repurchase of all outstanding shares of Senior Preferred Stock in accordance wit the terms hereof; (iii) merge or consolidate, or sell, exchange or convey all or substantially all of the assets, property or business of the Corporation unless, in the case of a merger or consolidation, (A) if the Corporation is not the surviving corporation, the seniority, rights, powers and preferences of the Senior Preferred Stock continue unimpaired and on identical terms after such transaction or (B) the surviving corporation has a Consolidated Net Worth (immediately following any such transaction) at least equal to that of the Corporation immediately prior to such transaction or (iv) issue any additional shares of Senior Preferred Stock, other than the issuance of Additional Shares in accordance with Section 3(b) hereof.

      "Consolidated Net Worth" means at any date and with respect to any Person, the consolidated stockholders' equity of such Person and its consolidated subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to November 26, 1999 in the book value of any asset owned by such Person or a consolidated subsidiary, (ii) all investments in unconsolidated subsidiaries and all equity investments in Persons which are not subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

      (e) In exercising the voting rights set forth in this paragraph (8), each share of Senior Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Senior Preferred Stock as a single class on any matter, then the Senior Preferred Stock and such other series shall have with respect to such matters one vote per $25.00 of Liquidation Value or other liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of Senior Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

      (9) Reports. So long as any of the Senior Preferred Stock is outstanding, the Corporation will furnish the holders thereof with the quarterly and annual financial reports that the Corporation is required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or, in the event the Corporation is not required to file such reports, reports containing the same information as would be required in such reports.

      (10) General Provisions. (a) The term "Person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

      (b) The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

      (c) The headings of the paragraphs, subparagraphs, clauses and subclauses used herein are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

      (d) Each holder of Senior Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and exchange, redemption and repurchase of, such securities by the Corporation are subject to restrictions on the Corporation contained in certain credit and financing agreements.

      IN WITNESS WHEREOF, Manufacturers' Services Limited has caused this Certificate of Designations to be signed and attested by the undersigned this ____ day of November, 1999.


                                       MANUFACTURERS' SERVICES
                                       LIMITED


                                       By: ______________________________
                                           Name: Kevin C. Melia
                                           Title: President


ATTEST:


_______________________________
Name: Dale Johnson
Title: Secretary

                                                                         ANNEX A

                                SUMMARY OF TERMS
                                OF INDENTURE FOR
                        SUBORDINATED EXCHANGE DEBENTURES

Parties:                Manufacturers' Services Limited (the "Corporation") and
                        [         ], as trustee.

Issue: Subordinated Exchange Debentures (the "Exchange Debentures") to be issued by the Corporation, at its option, in exchange for any or all the outstanding shares of Senior Exchangeable Preferred Stock due 2006 (the "Senior Preferred Stock") issued on or about November 26, 1999.

Maturity:               November 26, 2006.

Interest:               Annual rate, payable quarterly, equal to 14% through
                        November 26, 2000 and 15% thereafter. After the
                        Accretion Date (as defined in the Certificate of Designation of the Senior Preferred Stock of the Corporation (the "Certificate of Designation")), quarterly interest will be paid by the issuance of additional Exchange Debentures; until then interest will be payable in cash.

Ranking: The Exchange Debentures will rank senior to all other subordinated debt, preferred stock and common equity of the Corporation.

Optional Redemption:    The Exchange Debentures will be redeemable at the option
                        of the Corporation, in whole but not in part, at the same redemption prices set forth in the Certificate of Designation.

Change of Control
Repurchase Right:       In the event of a Change of Control, each holder of the
                        Exchange Debentures will have the right to require the Corporation to repurchase all or any part of such holder's Exchange Debentures, upon a date no later than 30 days following the Change of Control, at a repurchase price calculated in accordance with the procedures set forth in Section 5(b) of the Certificate of Designations for calculating the redemption price of the Senior Preferred Stock in the event of a Change of Control, except that, in so calculating the repurchase price, the aggregate principal amount of the Exchange Debentures shall be substituted for "Liquidation Value", as such term is used in such Section 5(b).

Covenants:              The Debentures will contain covenants that are
                        substantially the same as the covenants contained in the senior credit facility of the Corporation, as amended, and will limit, among other things, the ability of the Corporation and its subsidiaries (i) to incur additional indebtedness, (ii) to pay dividends and make other distributions on its capital stock, (iii) to repurchase its capital stock or warrants, options or other rights to acquire shares of its capital stock or any Indebtedness subordinated to the Exchange Debentures,
                        (iv) to make certain other Restricted Payments, (v) to make certain investments or asset sales, (vi) to engage in transactions with affiliates, (vii) to create liens,
                        (viii) to permit "layering" of indebtedness and (ix) to merge or consolidate or transfer all or substantially all of its assets.

                                                                       EXHIBIT B

                                 Form of Warrant

                                    EXHIBIT B
                                 Form of Warrant

                         MANUFACTURERS' SERVICES LIMITED

                      Warrant for the Purchase of Shares of
                 Common Stock of Manufacturers Services Limited

No.____                                                      Warrant to Purchase
                                                                   ______ Shares

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VOTING AND OTHER MATTERS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT (AS HEREIN DEFINED), COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY OR ANY SUCCESSOR THERETO.

      FOR VALUE RECEIVED, MANUFACTURERS' SERVICES LIMITED, a Delaware corporation (the "Company"), hereby certifies that [HOLDER], its successor or permitted assigns (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, _____ fully paid and non-assessable shares of common stock of the Company, par value $0.001 per share (the "Warrant Shares"), at a purchase price per share equal to the Exercise Price (as hereinafter defined). The number of Warrant Shares to be received upon the exercise of this Warrant and the price to be paid for a Warrant Share are subject to adjustment from time to time as hereinafter set forth.

      (a) DEFINITIONS.

      (1) The following terms, as used herein, have the following meanings:

      "Affiliate" shall have the meaning given to such term in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended.

      "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

      "Common Stock" means the Common Stock, par value $0.001 per share, of the Company or other capital stock of the Company that is not preferred as to liquidation or dividends.

      "Duly Endorsed" means duly endorsed in blank by the Person or Persons in whose name a stock certificate is registered or accompanied by a duly executed stock assignment separate from the certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the National Association of Securities Dealers, Inc.

      "Exercise Price" means $1.20 per Warrant Share, such Exercise Price to be adjusted from time to time as provided herein.

      "Expiration Date" means November 26, 2006 at 5:00 p.m. New York City time.

      "Fair Market Value" means, with respect to one share of Common Stock on any date, the Current Market Price Per Common Share for purposes of paragraph
(h)(6) hereof.

      "Person" means an individual, partnership, corporation, limited liability company, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Principal Holders" means, on any date, the Holders of at least 25% of the Warrants.

      "Stockholders Agreement" means the Stockholders Agreement dated as of January 20, 1995, among DLJ Merchant Banking Partners, L.P., DLJ

International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., The Kevin C. Melia 1995 Irrevocable Trust, The Robert J. Graham 1995 Irrevocable Trust, The Julie Kent 1995 Irrevocable Trust, Kevin C. Melia, Robert J. Graham, Julie Kent, the Company, and the other parties thereto, as amended from time to time.

      "transfer" shall have the meaning assigned to such term in the Stockholders Agreement.

      "Warrants" means the Warrants (including this Warrant) issued to the subscribers under the Preferred Stock and Warrant Subscription Agreement dated as of the date hereof among the Company and the subscribers listed on the signature pages thereof.

      (2) Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Stockholders Agreement.

      (b) EXERCISE OF WARRANT.

                  (1) The Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, until the Expiration Date or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day. To exercise this Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form annexed hereto. No earlier than ten days after delivery of the Warrant Exercise Notice, the Holder shall deliver to the Company this Warrant Certificate, including the Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder, together with payment of the applicable Exercise Price, provided, that in connection with a public offering of the Common Stock, a Holder may deliver the Warrant Exercise Notice, the Warrant Exercise Subscription Form and this Warrant Certificate to the Company simultaneously. Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. Notwithstanding anything herein to the contrary, in lieu of payment in cash of the applicable Exercise Price, the Holder may elect (i) to receive upon exercise of this Warrant, the number of Warrant Shares reduced by a number of shares of Common Stock having the aggregate Fair Market Value equal to the aggregate

            Exercise Price for the Warrant Shares, (ii) to deliver as payment, in whole or in part of the aggregate Exercise Price, shares of Common Stock having the aggregate Fair Market Value equal to the applicable portion of the aggregate Exercise Price for the Warrant Shares or (iii) to deliver as payment, in whole or in part of the aggregate Exercise Price, such number of Warrants which, if exercised, would result in a number of shares of Common Stock having an aggregate Fair Market Value equal to the applicable portion of the aggregate Exercise Price for the Warrant Shares. Notwithstanding anything to the contrary in this paragraph (b)(1), if the aggregate Fair Market Value of the Common Stock applied or delivered pursuant to (i), (ii) or (iii) above exceeds the aggregate Exercise Price, in no event shall the Holder be entitled to receive any amounts from the Company.

                  (2) The Exercise Price may be paid in cash or by certified or official bank check or bank cashier's check payable to the order of the Company or by any combination of such cash or check. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

                  (3) If the Holder exercises this Warrant in part, this Warrant
            Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company. The Company shall register the new Warrant Certificate in the name of the Holder or in such name or names of its transferee pursuant to paragraph (f) hereof as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

                  (4) Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in paragraph (e) below.

      (c) RESTRICTIVE LEGEND. Certificates representing shares of Common Stock issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant Certificate to the extent that and for so long as such legend is required pursuant to the Stockholders Agreement.

      (d) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except to the extent set forth in the Stockholders Agreement.

      (e) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Share (as defined in paragraph (h)(6)) at the date of such exercise.

      The Company further agrees that it will not change the par value of the Common Stock from par value $0.001 per share to any higher par value which exceeds the Exercise Price then in effect, and will reduce the par value of the Common Stock upon any event described in paragraph (h) that (i) provides for an increase in the number of shares of Common Stock subject to purchase upon exercise of this Warrant, in inverse proportion to and effective at the same time as such number of shares is increased, but only to the extent that such increase in the number of shares, together with all other such increases after the date hereof, causes the aggregate Exercise Price of all Warrants (without giving effect to any exercise thereof) to be greater than $___________ or (ii) would, but for this provision, reduce the Exercise Price below the par value of the Common Stock.

      (f) EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANT.

                  (1) This Warrant and the Warrant Shares are subject to the provisions of the Stockholders Agreement, including the restrictions on transfer. Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby. The Holder, by its acceptance of this Warrant, will be subject to the provisions of, and will have the benefits of, the Stockholders Agreement to the extent set forth therein, including the transfer restrictions and the registration rights included therein.

                  (2) Subject to compliance with the transfer restrictions set forth in the Stockholders Agreement, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled.

      (g) LOSS OR DESTRUCTION OF WARRANT. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.

      (h) ANTI-DILUTION PROVISIONS. The Exercise Price of this Warrant and the number of shares of Common Stock for which this Warrant may be exercised shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this paragraph (h); provided that, notwithstanding anything to the contrary contained herein, the Exercise Price shall not be less than the par value of the Common Stock, as such par value may be reduced from time to time in accordance with paragraph (e).

                  (1) In case the Company shall at any time after the date
            hereof (i) declare a dividend or make a distribution on Common Stock payable in Common Stock, (ii) subdivide or split the outstanding Common Stock, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that, giving effect to paragraph (h)(9), the exercise of this Warrant after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Company (or shares of any security into which such shares of Common Stock have been reclassified pursuant to clause (iii) or (iv) above) which, if this Warrant had been exercised immediately prior to such time, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (2) In case the Company shall issue or sell any Common Stock
            (other than Common Stock issued (I) upon exercise of the Warrants) or (II) upon exercise or conversion of any security the issuance of which caused an adjustment under paragraphs (h)(3) or (h)(4) hereof), the Exercise Price to be in effect after such issuance or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Current Market Price Per Common Share immediately prior to such issuance or sale and (y) the aggregate consideration, if any, to be received by the Company upon such issuance or sale, and the denominator of which shall be the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Current Market Price Per Common Share immediately prior to such issuance or sale but in no event will such fraction exceed 1. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Company; provided that if the Principal Holders shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to the Principal Holders to determine such fair market value. The Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

                  (3) In case the Company shall fix a record date for the
            issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the Current Market Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Exercise Price shall be adjusted pursuant to paragraph (h)(2) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph
            (h)(2) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein which are no more favorable in their entirety than those contained in this paragraph (h)), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed, in the former event, or the Exercise Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

                  (4) In case the Company shall sell or issue rights, options
            (other than options issued pursuant to a plan described in clause II of paragraph (h)(2)) or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the Current Market Price Per Common Share, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Exercise Price shall be adjusted pursuant to paragraph (h)(2) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (h)(2) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such tights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein which are no more favorable in their entirety than those contained in this paragraph (h)), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Exercise Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Exercise Price shall be made pursuant to this paragraph
            (h)(4) to the extent that the Exercise Price shall have been adjusted pursuant to paragraph (h)(3) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

            (5) In case the Company shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash, assets or other property (other than dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, paragraph (h)(3) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price Per Common Share on such record date, less the fair market value (determined as set forth in paragraph (h)(2) hereof) of the portion of the assets, cash, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price Per Common Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                  (6) For the purpose of any computation under paragraph (e) or paragraph (h)(2), (3), (4) or (5) hereof, on any determination date, the Current Market Price Per Common Share shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the Common Stock for the 20 consecutive trading days ending three days prior to such date. "Daily Price" means (1) if the shares of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape; (2) if the shares of Common Stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (3) if the shares of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); (4) if the shares of Common Stock then are not listed and traded on any such securities exchange and not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ; or (5) if such shares are not listed and traded on any such securities exchange, not traded on the NASDAQ National Market and bid and asked prices are not reported by NASDAQ, then the average of the closing bid and asked prices, as reported by The Wall Street

            Journal for the over-the-counter market. If on any determination date the shares of Common Stock are not quoted by any such organization, the Current Market Price Per Common Share shall be the fair market value of such shares on such determination date as determined by the Board of Directors, without regard to considerations of the lack of liquidity, applicable regulatory restrictions or any of the transfer restrictions or other obligations imposed on such shares set forth in the Stockholders Agreement. If the Principal Holders shall object to any determination by the Board of Directors of the Current Market Price Per Common Share, the Current Market Price Per Common Share shall be the fair market value per share of the applicable class of Common Stock as determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to the Principal Holders. For purposes of any computation under this paragraph (h), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

s                  (7) No adjustment in the Exercise Price shall be required
            unless such adjustment would require an increase or decrease of at least one percent in such price; provided that any adjustments which by reason of this paragraph (h)(7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (h) shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be.

                  (8) In the event that, at any time as a result of the
            provisions of this paragraph (h), the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock or other securities of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                  (9) Upon each adjustment of the Exercise Price as a result of the calculations made in paragraphs (h)(l), (2), (3), (4) or (5) hereof the number of shares for which this Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock obtained by (i) multiplying the number of shares covered by this Warrant immediately prior to this adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                  (10) The Company shall notify all Holders of the fixing a
            record date for the purpose of payment of a cash dividend to holders of Common Stock as soon as reasonably practicable, but in no event less than 20 days prior to any such record date.

                  (11) Not less than 10 nor more than 30 days prior to the
            record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this paragraph (h), the Company shall forthwith file in the custody of this Secretary or an Assistant Secretary at its principal executive office and with its stock transfer agent or its warrant agent, if any, an officers' certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to paragraph (f) and the Company shall, forthwith after each such adjustment, mail a copy, by first-class mail, of such certificate to the Holder.

                  (12) The Holder shall, at its option, be entitled to receive, in lieu of the adjustment pursuant to paragraph (h)(5) otherwise required thereof, on the date of exercise of the Warrants, the evidences of indebtedness, other securities, cash, property or other assets which such Holder would have been entitled to receive if it had exercised its Warrants for shares of Common Stock immediately prior to the record date with respect to such distribution. The Holder may exercise its option under this paragraph (h)(l2) by delivering to the Company a written notice of such exercise within seven days of its receipt of the certificate of adjustment required pursuant to paragraph (h)(11) to be delivered by the Company in connection with such distribution.

      (i) CONSOLIDATION, MERGER, OR SALE OF ASSETS. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person and (ii) in the case of a consolidation merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (i) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this paragraph (i) shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

      (j) NOTICES. Any notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the Holder or the Company as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery:

      If to the Company:     Manufacturers' Services Limited
                             300 Baker Avenue
                             Concord, MA 01742
                             Attention: Kevin C. Melia
                             Telephone: 978-287-5630
                             Facsimile: 978-287-5635

      With a copy to:        Ropes & Gray
                             One International Place
                             Boston, MA 02110
                             Attention: Michael J. Stick, Esq.
                             Telephone: 617-951-7000
                             Facsimile: 617-951-7050

      If to the Holder:      DLJ Investment Partners II, L.P.
                             277 Park Avenue
                             New York, NY 10172
                             Attention: Director
                             Telephone: 212-892-3000
                             Facsimile: 212-892-7552

      With a copy to:

                             DLJ Investment Partners II, L.P.
                             277 Park Avenue
                             New York New York 10172
                             Attention: Ivy Dodes
                             Telephone: 212-892-3000
                             Facsimile: 212-892-2689

      And a copy to:

                             Davis Polk & Wardwell
                             450 Lexington Avenue
                             New York, New York 10017
                             Attention: John Knight
                             Telephone: 212-450-4597
                             Facsimile: 212-450-4800

      Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy or (ii) if given by any other means, when received at the address specified herein.

      (k) RIGHTS OF THE HOLDER. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

      (l) GOVERNING LAW. THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

      (m) AMENDMENTS; WAIVERS. Any provision of this Warrant Certificate may be amended or waived if and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed by its duly authorized officer and to be dated as of November 26, 1999.


                                   MANUFACTURERS' SERVICES LIMITED


                                   By__________________________________
                                     Name:
                                     Title:

Acknowledged and Agreed:

[HOLDER]


By ____________________________
   Title:

                            WARRANT EXERCISE NOTICE

        (To be delivered prior to exercise of the Warrant by execution of the Warrant Exercise Subscription Form)

To:   Manufacturers' Services Limited

      The undersigned hereby notifies you of its intention to exercise the Warrant to purchase shares of Common Stock, par value $0.001 per share, of Manufacturers' Services Limited.

      The undersigned intends to exercise the Warrant to purchase ___________ shares of Common Stock (the "Shares") at $_______ per Share (the Exercise Price currently in effect pursuant to the Warrant). The undersigned intends to pay the aggregate Exercise Price for the Shares in cash, certified or official bank or bank cashier's check (or a combination of cash and check) as indicated below.

                                      -OR-

      The undersigned intends to exercise the Warrant to purchase ___________ shares of Common Stock (the "Shares") and wishes, in lieu of paying the Exercise Price of $_______ per share currently in effect pursuant to the Warrant, to receive that number of shares reduced by a number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to the aggregate Exercise Price for the Shares.

                                      -OR-

      The undersigned intends to exercise the Warrant to purchase ___________ shares of Common Stock (the "Shares") at the Exercise Price of $_______ per share currently in effect pursuant to the Warrant, and intends to deliver as payment that number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to the aggregate Exercise Price for the Shares.

                                      -OR-

      The undersigned intends to exercise the Warrant to purchase ___________ shares of Common Stock (the "Shares") at the Exercise Price of $_____ per share currently in effect pursuant to the Warrant, and intends to deliver as payment that number of Warrants which, if exercised, would result in a number of shares of

Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to the aggregate Exercise Price for the Shares.

                                      -OR-

      The undersigned intends to exercise the Warrant to purchase __________ shares of Common Stock (the "Shares") at the Exercise Price of $______ per share currently in effect pursuant to the Warrant, and intends to pay $______ of the aggregate Exercise Price for the Shares in cash, certified or official bank or bank cashier's check (or a combination of cash and check) as indicated below, and to deliver as payment of $____ of the aggregate Exercise Price that number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to such portion of the aggregate Exercise Price for the Shares.

                                      -OR-

      The undersigned intends to exercise the Warrant to purchase ___________ shares of Common Stock (the "Shares") at the Exercise Price of $______ per share currently in effect pursuant to the Warrant, and intends to pay $______ of the aggregate Exercise Price for the Shares in cash, certified or official bank or bank cashier's check (or a combination of cash and check) as indicated below, and to deliver as payment of $____ of the aggregate Exercise Price that number of Warrants which, if exercised, would result in a number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to such portion of the aggregate Exercise Price for the Shares.

      Date: ___________ __, ____.


                             _____________________________________
                                    (Signature of Owner)

                             _____________________________________
                                       (Street Address)

                             _____________________________________
                                   (City) (State) (Zip Code)

Payment:    $___________ cash
            $__________ check
            ___________shares of Common Stock having a Fair Market
            Value of  $__________
            ____________ Warrants exercisable for shares of Common Stock having a Fair Market Value of $_________

                           WARRANT SUBSCRIPTION FORM

To: Manufacturers' Services Limited

      The undersigned irrevocably exercises the Warrant for the purchase of ____________ shares of Common Stock (the "Shares"), par value $0.001 per share, of Manufacturers' Services Limited (the "Company") at $_____ per Share (the Exercise Price currently in effect pursuant to the Warrant) and herewith makes payment of $____________ (such payment being made in cash or by certified or official bank or bank cashier's check payable to the order of the Company or by any permitted combination of such cash or check), all on the terms and conditions specified in the Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

                                      -OR-

      The undersigned irrevocably exercises the Warrant for the purchase of ___________ shares of Common Stock (the "Shares"), par value $0.001 per share, of Manufacturers' Services Limited (the "Company") at $_____ per Share (the Exercise Price currently in effect pursuant to the Warrant) (provided that in lieu of payment of $______, the undersigned will receive a number of Shares reduced by a number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to the aggregate Exercise Price for the Shares), all on the terms and conditions specified in the Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

                                      -OR-

      The undersigned irrevocably exercises the Warrant for the purchase of _______ shares of Common Stock (the "Shares"), par value $0.001 per share, of Manufacturers' Services Limited (the "Company") at $______ per share (the Exercise Price currently in effect pursuant to the Warrant) (such payment being made by delivering that number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to the aggregate Exercise

Price for the Shares), all on the terms and conditions specified in the Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

                                      -OR-

      The undersigned irrevocably exercises the Warrant for the purchase of _______ shares of Common Stock (the "Shares"), par value $0.001 per share, of Manufacturers' Services Limited (the "Company") at $______ per share (the Exercise Price currently in effect pursuant to the Warrant) (such payment being made by delivering that number of Warrants which, if exercised, would result in a number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to the aggregate Exercise Price for the Shares), all on the terms and conditions specified in the Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

                                      -OR-

      The undersigned irrevocably exercises the Warrant for the purchase __________ shares of Common Stock (the "Shares"), par value $0.001 per share, of Manufacturers' Services Limited (the "Company") at $_______ per Share (the Exercise Price currently in effect pursuant to the Warrant), and herewith makes payment of $______ of the aggregate Exercise Price for the Shares in cash, certified or official bank or bank cashier's check (or a combination of cash and check), and herewith delivers as payment of $____ of the aggregate Exercise Price that number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to such portion of the aggregate Exercise Price for the Shares, all on the terms and conditions specified in the Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

                                      -OR-

      The undersigned irrevocably exercises the Warrant for the purchase of _________ shares of Common Stock, par value $0.001 per share, of Manufacturers' Services Limited (the "Company") at $______ per share (the Exercise Price currently in effect pursuant to the Warrant), and herewith makes payment of $_____ of the aggregate Exercise Price for the Shares in cash, certified or official bank or bank cashier's check (or a combination of cash and check), and herewith delivers as payment of $______ of the aggregate Exercise Price that number of Warrants which, if exercised, would result in a number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to such portion of the aggregate Exercise Price for the Shares, all on the terms and conditions specified in the Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

      Date: ___________ __, ____.


                             _____________________________________
                                    (Signature of Owner)

                             _____________________________________
                                       (Street Address)

                             _____________________________________
                                   (City) (State) (Zip Code)

      Securities and/or check to be issued to:

      Please insert social security or identifying number:

      Name:

      Street Address:

      City, State and Zip Code:

      Any unexercised portion of the Warrant evidenced by the

      within Warrant Certificate to be issued to:


      Please insert social security or identifying number:

      Name:

      Street Address:

      City, State and Zip Code:

                            WARRANT ASSIGNMENT FORM

                                                                 Dated _________

      FOR VALUE RECEIVED, _______________________________________________

      hereby sells, assigns and transfers unto,

      __________________________________________________(the "Assignee"),
      (please type or print in block letters)

      ___________________________________________________________________
      (insert address)

      its right to purchase ________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint
      ______________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.


            Signature_______________________

                                                                       Exhibit C

                   Form of Amendment to Stockholders Agreement

                       STOCKHOLDERS AGREEMENT AMENDMENT

      AMENDMENT dated as of November 26, 1999 among DLJ Investment Partners II, L.P., a Delaware limited partnership, DLJ Investment Funding II, Inc., a Delaware corporation, DLJ ESC II L.P., a Delaware limited partnership and DLJ Investment Partners, L.P., a Delaware limited partnership (each a "Mezzanine Holder" and collectively the "Mezzanine Holders"), the parties appearing on the signature page hereto under the caption "Existing Stockholders", and Manufacturers' Services Limited, a Delaware corporation (the "Company").

      WHEREAS, pursuant to the Preferred Stock and Warrant Subscription Agreement dated as of November 26, 1999 (the "Subscription Agreement") among the Company and the Mezzanine Holders, the Mezzanine Holders are acquiring from the Company (i) shares of preferred stock, par value $.00l per share (the "Preferred Stock"), of the Company and (ii) warrants (the "Warrants") to purchase common stock, par value $.00l per share (the "Common Stock"), of the Company, which will be exercisable only upon the occurrence of certain events;

      WHEREAS, the Company has previously entered into a Stockholders Agreement dated as of January 20, 1995 (the "Stockholders Agreement") among the DLJ Entities (as defined therein), the Founding Stockholders (as defined therein), the Company and the other parties thereto as of the date hereof;

      WHEREAS, the Stockholders Agreement may be amended or otherwise modified by an instrument in writing executed by the Company, with the approval of the board of directors of the Company, and Stockholders (as defined in the Stockholders Agreement) holding at least 95% of the outstanding Shares (as defined in the Stockholders Agreement); and

      WHEREAS, in connection with the acquisition of the Preferred Stock and the Warrants by the Mezzanine Holders, the Company (with the approval of the board of directors of the Company) and Stockholders holding at least 95% of the outstanding Shares desire to amend or otherwise modify the Stockholders Agreement as set forth in this Amendment.

      NOW, THEREFORE, in consideration of the covenants and agreements contained herein and the Subscription Agreement, the parties hereto amend and otherwise modify the Stockholders Agreement as follows:

      SECTION 1. Parties to Stockholders Agreement. From the date of this Amendment, the Mezzanine Holders shall be deemed to be parties to the Stockholders Agreement, subject to Sections 10(b) and 10(c) of this Amendment.

      SECTION 2. Definitions; Interpretation. (a) Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Stockholders Agreement. Each reference to "hereof", "hereunder", "herein" or "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Stockholders Agreement shall from and after the date of this Amendment refer to the Stockholders Agreement as amended hereby.

      (b) Section 1.1 of the Stockholders Agreement is amended (i) to the extent that the following terms do not appear in Section 1.1 of the Stockholders Agreement, by the addition of such terms and (ii) to the extent that the following terms appear in Section 1.1 of the Stockholders Agreement, by amending and restating such terms as follows:

      "Company Securities" means with respect to any Stockholder, the Common Stock (and securities convertible into or exchangeable for Common Stock), the Preferred Stock and any options, warrants (including the Warrants) or other rights to acquire Common Stock, Preferred Stock or any other equity security issued by the Company.

      "Registrable Stock" means any Company Securities until (i) a registration statement covering such Company Securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (ii) such Company Securities are sold under circumstances in which all of the applicable conditions of Rule 144 are met or under which they may be sold pursuant to Rule 144(k) or (iii) such Company Securities are otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such Company Securities not bearing the legend required pursuant to this Agreement and such Company Securities may be resold without subsequent registration under the Securities Act.

      (c) As used in the Stockholders Agreement, the following terms shall have the following interpretations unless expressly provided to the contrary in this
Amendment: (i) "Other Stockholders" shall be deemed to exclude the Mezzanine Holders and (ii) "Stockholder" shall be deemed to include the Mezzanine Holders (subject to Section 10(b) of this Amendment).

      SECTION 3. Corporate Governance. (a) The Board shall consist of seven directors, six of whom will be designated as set forth in Section 2.1 of the

Stockholders Agreement and one of whom will be designated by DLJ Investment Partners II, L.P. (such director, the "Investment Partners Director"). DLJ Merchant Banking Partners, L.P. hereby waives its right pursuant to Section 2.1 of the Stockholders Agreement to designate this seventh director.

      (b) For so long as the Mezzanine Holders shall own any Preferred Stock, Warrants or Shares issued upon exercise of the Warrants, each other Stockholder who is a party hereto agrees that (i) it will vote its Shares or execute written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of stockholders) in order to ensure the election of the Investment Partners Director, (ii) if, at any time, it is then entitled to vote for the removal of directors of the Company, it will not vote any of its Shares in favor of the removal of the Investment Partners Director unless such removal shall be for cause or DLJ Investment Partners II, L.P. shall have consented to such removal in writing and (iii) the provisions of
Section 2.3 of the Stockholders Agreement shall apply mutatis mutandis.

      (c) The Investment Partners Director shall be entitled to be appointed to such committees of the Board as may be reasonably determined by the Chairman of the Board.

      SECTION 4. Transferability. (a) Any Mezzanine Holder may at any time transfer any or all of its Company Securities to one or more Persons without the consent of the Company or any other Stockholder, so long as such transfer is not in violation of applicable federal, state or foreign securities laws. None of the provisions of Article 3 of the Stockholders Agreement shall apply to the Mezzanine Holders or their Company Securities, other than the provisions of Section 3.2 relating to legends which shall apply to their Company Securities mutatis mutandis.

      (b) Without the consent of DLJ Investment Partners II, L.P., the DLJ Entities and their Permitted Transferees may not (i) directly or indirectly transfer any Shares, (ii) request a Demand Registration pursuant to Section 5.1 of the Stockholders Agreement or (iii) request any Incidental Registration pursuant to Section 5.2 of the Stockholders Agreement, other than, in the case of clause (i), in connection with a transaction which would constitute a Change of Control of the Company under the Certificate of Designations, Preferences and Rights relating to the Preferred Stock. The restrictions contained in the foregoing sentence shall expire upon the first to occur of the following: (x) the Mezzanine Holders (defined for purposes of this Section 4(b) to exclude any Person to whom the initial Mezzanine Holders have transferred any Company Securities) shall cease to hold any Preferred Stock; (y) one year after the Demand Registration rights of the Mezzanine Holders have become exercisable pursuant to Section 6 hereof; and (z) the Mezzanine Holders shall have failed to request Incidental Registration of any Company Securities in connection with two registrations of Company Securities under the Securities Act for which the Mezzanine Holders had piggyback registration rights pursuant to Section 7 hereof. Nothing in this
Section 4(b) shall be interpreted to restrict the right of the DLJ Entities to transfer any Shares to their Permitted Transferees in accordance with Section
3.3 of the Stockholders Agreement.

      SECTION 5. Certain Agreements Regarding a Sale. (a) The Mezzanine Holders shall be considered "Other Stockholders" for purposes of Section 4.1 of the Stockholders Agreement with respect to any Shares issued upon the exercise of the Warrants.

      (b) The Mezzanine Holders shall be considered "Other Stockholders" for the purposes of Section 4.2 of the Stockholders Agreement with respect to the Warrants and any Shares issued upon the exercise of the Warrants. The right of the DLJ Entities under such Section 4.2, at their option, to require all but not less than all the Other Stockholders (including all Permitted Transferees of the Other Stockholders) to participate in such transfer shall be deemed to include the right to require the Mezzanine Holders to exercise their respective Warrants and to sell to such Third Party the Shares received as a result of such exercise for the same consideration per Share and otherwise on the same terms and conditions as the sale by the DLJ Entities; provided that any Mezzanine Holder that holds Warrants the exercise price per Share of which is greater than the per share price at which Shares are to be sold to the Third Party may, if required by the DLJ Entities to exercise such Warrants, in place of such exercise, submit to irrevocable cancellation thereof without any liability for payment of any exercise price with respect thereto.

      SECTION 6. Demand Registration. The Mezzanine Holders shall have demand registration rights with respect to their Registrable Stock on the same terms and conditions as the demand registration rights of the DLJ Entities as set forth in Section 5.1 of the Stockholders Agreement, and the provisions of such
Section 5.1 shall apply mutatis mutandis to the Registrable Stock of the Mezzanine Holders as though such Mezzanine Holders were "Selling Stockholders", subject to the following modifications:

      (a) The Mezzanine Holders may request a Demand Registration only after the earlier to occur of the following: (i) the date that is three years from the date of this Amendment and (ii) the date that is six months from the date of the Initial Public Offering.

      (b) The Company shall not be obligated to effect more than three Demand Registrations for the Mezzanine Holders.

      (c) The number of shares of Registrable Stock required to be registered by the Mezzanine Holders in connection with a Demand Registration must have a fair market value in the reasonable opinion of DLJ Investment Partners II, L.P. exercised in good faith of at least $5,000,000 or, if less than $5,000,000, constitute all of the remaining shares of Preferred Stock or Common Stock, as the case may be, held by the Mezzanine Holders.

      (d) If a Demand Registration requested by the Mezzanine Holders involves a Public Offering and the managing underwriter shall advise the Company and such Mezzanine Holders that, in its view, (i) the number of Company Securities requested to be included in such registration (including Common Stock which the Company proposes to be included which is not Registrable Stock) or (ii) the inclusion of some or all of the Company Securities owned by the Holders, in either case, exceeds the Maximum Offering Size, the Company will include in such registration Company Securities up to the Maximum Offering Size in the priority set forth in Section 5.1(d) of the Stockholders Agreement in the case of a Demand Registration made by a DLJ Entity or its Permitted Transferee, with the exception that first priority shall be given to all Registrable Stock requested to be registered by the Selling Stockholder and by all other Mezzanine Holders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of shares of Registrable Stock requested to be registered).

      (e) Counsel for the Stockholders participating in any Demand Registration requested by the Mezzanine Holders shall be selected by the Mezzanine Holders.

      SECTION 7. Piggyback Registration Rights. The Mezzanine Holders shall have piggyback registration rights with respect to their Registrable Stock on the same terms and conditions as the piggyback registration rights of the DLI Entities and the Other Stockholders as set forth in Section 5.2 of the Stockholders Agreement, and the provision of such Section 5.2 (other than those of Section 5.2(c), which are not applicable) shall apply mutatis mutandis to the Registrable Stock of the Mezzanine Holders; provided that if a registration for which the Mezzanine Holders have piggyback registration rights involves a Public Offering and the managing underwriter advises the Company that, in its view, the number of Company Securities that the Company and Stockholders entitled to participate therein intend to include in such registration exceeds the Maximum Offering Size, the Company will include in such registration Company Securities up to the Maximum Offering Size in the following priority:

      (a) in the case of a Public Offering by the Company for its own account, in the priority set forth in Section 5.2(b) of the Stockholders Agreement; provided that (i) any Shares proposed by Mezzanine Holders exercising piggyback registration rights to be included in such registration shall have priority equal to the Benchmark Shares; and (ii) any Company Securities other than Shares proposed by Mezzanine Holders exercising piggyback registration rights to be included in such registration shall have priority below any Shares proposed to be registered by the Company but above any Benchmark Shares;

      (b) in the case of a Public Offering requested by any DLJ Entity or any of their Permitted Transferees, in the priority set forth in Section 5.1(d) of the Stockholders Agreement applicable to a Demand Registration made by a DLJ Entity or its Permitted Transferee; provided that any Company Securities proposed by Mezzanine Holders exercising piggyback registration rights to be included in such registration shall have priority equal to the Benchmark Shares; and

      (c) in the case of a Public Offering requested by any Other Stockholder, in the priority set forth in Section 5.1(d) of the Stockholders Agreement applicable to a Demand Registration made by an Other Stockholder; provided that any Company Securities proposed by Mezzanine Holders exercising piggyback registration rights to be included in such registration shall have priority equal to the Shares requested to be registered by the Other Stockholders.

      SECTION 8. Holdback Agreement. With respect to any registration of Registrable Stock in connection with a Public Offering in which the Mezzanine Holders are selling Company Securities, the Mezzanine Holders shall be bound by the covenants and agreements applicable to the DLJ Entities and the Other Stockholders in Section 5.3 of the Stockholders Agreement.

      SECTION 9. Registration Procedures. The registration procedures and other covenants and agreements contained in Sections 5.4 through 5.10 of the Stockholders Agreement shall apply to the Mezzanine Holders.

      SECTION 10. Miscellaneous.

      (a) Redemption of Preferred Stock upon Initial Public Offering. In connection with the Initial Public Offering, the Company agrees to use its best efforts to redeem the Preferred Stock in accordance with Section 5(a) of the Certificate of Designations, Preferences and Rights of the Preferred Stock, subject to any required approval of the lenders under the Company's senior credit facility, which approval the Company shall use its best efforts to obtain.

      (b) Assignability. Notwithstanding Section 6.4 of the Stockholders Agreement, any Mezzanine Holder may, in connection with a transfer of Company Securities other than pursuant to a Public Offering, assign its rights (in whole or in part) under the Stockholders Agreement (other than its rights under
Article 2) to another Person; provided that such Person executes and delivers to the Company an agreement to be bound by the terms of the Stockholders Agreement applicable to the Mezzanine Holders (such Person, following such execution and delivery, being deemed to be a "Mezzanine Holder" for purposes of this Amendment).

      (c) Amendment; Waiver; Termination. Section 6.5 of the Stockholders Agreement is amended by the insertion of the following at the end thereof: "; and provided further that any amendment or other modification of this Agreement that would adversely affect any Mezzanine Holder may be effected only with the consent of such Stockholder."

      (d) Notices. All notices, requests and other communications to the Mezzanine Holders shall be given to:

      if to the Mezzanine Holders to:

            DLJ Investment Partners II, L.P.
            277 Park Avenue
            New York, New York 10172
            Attention: Director
            Fax: (212) 892-7552

      with a copy to:

            DLJ Investment Partners II, L.P.
            277 Park Avenue
            New York, New York 10172
            Attention: Ivy Dodes
            Fax: (212) 892-2689

      and a copy to:

            Davis Polk & Wardwell
            450 Lexington Avenue
            New York, New York 10017

            Attention: John Knight
            Fax: (212) 450-4800

      (e) Execution by Other Stockholders. Following the execution of this Amendment, the Company agrees to use commercially reasonable efforts to induce any Stockholder who is not yet a party to this Amendment to become a party to this Amendment by executing and delivering to the Company a counterpart signature page to this Amendment.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.


                                       MANUFACTURERS' SERVICES LIMITED


                                       By: _____________________________________
                                           Name: Kevin C. Melia
                                           Title: Chairman and
                                                  Chief Executive Officer


                                       DLJ INVESTMENT PARTNERS II, L.P.

                                       By  DLJ INVESTMENT PARTNERS II,
                                           INC., Managing General Partner


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       DLJ INVESTMENT FUNDING II, INC.


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       DLJ ESC II L.P.


                                       By  DLJ LBO PLANS MANAGEMENT
                                           CORPORATION, General Partner


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       DLJ INVESTMENT PARTNERS, L.P.

                                       By  DLJ INVESTMENT PARTNERS, INC.,
                                           Managing General Partner


                                       By: _____________________________________
                                           Name:
                                           Title:

Existing Stockholders:

33,331,504 Shares                   DLJ MERCHANT BANKING PARTNERS, L.P.


                                    By  DLJ MERCHANT BANKING, INC.
                                        Managing General Partner


                                    By: ________________________________________
                                        Name:
                                        Title:


14,933,460 Shares                   DLJ INTERNATIONAL PARTNERS, C.V.


                                    By  DLJ MERCHANT BANKING, NC.
                                        Advisory General Partner


                                    By: ________________________________________
                                        Name:
                                        Title:

865,837 Shares                      DLJ OFFSHORE PARTNERS, C.V.


                                    By  DLJ MERCHANT BANKING, NC.
                                        Advisory General Partner


                                    By: ________________________________________
                                        Name:
                                        Title:


13,367,971 Shares                   DLJ MERCHANT BANKING FUNDING, INC.


                                    By: ________________________________________
                                        Name:
                                        Title:


8,334,582 Shares                    DLJ FIRST ESC L.P.


                                    By   DLJ LBO PLANS MANAGEMENT
                                         CORPORATION, General Partner

                                    By: ________________________________________
                                        Name:
                                        Title:

_____________ Shares                ____________________________________________
                                    Kevin C. Melia


_____________ Shares                [Other stockholders]